AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 2001
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------
                                   FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                          THE SECURITIES ACT OF 1933
                                --------------
                            HEALTHSOUTH CORPORATION
            (Exact name of registrant as specified in its charter)
                                --------------

                DELAWARE                         8062                       63-0860407
 (State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
  Incorporation or Organization)      Classification Code Number)     Identification Number)

                                --------------
      ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243, (205) 967-7116 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


    RICHARD M. SCRUSHY, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, HEALTHSOUTH CORPORATION, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243,
                                 (205) 967-7116
(Name,  Address,  including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                                --------------
                                   Copies to:




         ROBERT E. LEE GARNER, ESQ.            WILLIAM W. HORTON, ESQ.          TODD W. ECKLAND, ESQ.
              MARK E. EZELL, ESQ.              HEALTHSOUTH CORPORATION          PILLSBURY WINTHROP LLP
HASKELL SLAUGHTER YOUNG & REDIKER, L.L.C.      ONE HEALTHSOUTH PARKWAY          ONE BATTERY PARK PLAZA
          1200 AMSOUTH/HARBERT PLAZA          BIRMINGHAM, ALABAMA 35243     NEW YORK, NEW YORK 10004-1490
            1901 SIXTH AVENUE NORTH                 (205) 967-7116                  (212) 858-1000
          BIRMINGHAM, ALABAMA 35203
                 (205) 251-1000

                                --------------
APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE OF THE SECURITIES TO THE
                                    PUBLIC:

As soon as practicable after the effective date of this Registration Statement.



     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                --------------
                         CALCULATION OF REGISTRATION FEE
================================================================================

        TITLE OF EACH                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
           CLASS OF              AMOUNT TO BE      OFFERING PRICE          AGGREGATE              AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED          PER UNIT         OFFERING PRICE(1)     REGISTRATION FEE(2)
7 3/8% Senior Notes due 2006     $200,000,000          100%               $200,000,000            $ 50,000
8 3/8% Senior Notes due 2011     $400,000,000          100%               $400,000,000            $100,000
Total .......................    $600,000,000          100%               $600,000,000            $150,000

================================================================================
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act.
(2)  Calculated pursuant to Section 6(b) and Rule 457 of the Securities Act.

                                 --------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2001


PRELIMINARY PROSPECTUS


                             HEALTHSOUTH CORPORATION


    OFFER TO EXCHANGE UP TO $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUR
         7 3/8% SENIOR NOTES DUE 2006 AND UP TO $400,000,000 AGGREGATE
             PRINCIPAL AMOUNT OF OUR 8 3/8% SENIOR NOTES DUE 2011,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
         AS AMENDED, FOR AN EQUAL PRINCIPAL AMOUNT OF OUR OUTSTANDING
  7 3/8% SENIOR NOTES DUE 2006 AND 8 3/8% SENIOR NOTES DUE 2011, RESPECTIVELY

                                --------------

                      MATERIAL TERMS OF THE EXCHANGE OFFER


o The exchange offer expires at 5:00 p.m., New York City time, on , 2002, unless extended.

o We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act.

o You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

o The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

o The terms of the new series of notes are substantially identical to those of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

o You may tender outstanding notes only in denominations of $1,000 and multiples of $1,000.

o    Our affiliates may not participate in the exchange offer.

                                --------------

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

                                --------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                --------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
            SECURITIESCOMMISSION HAS APPROVED OR DISAPPROVED OF THESE
           SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR
                COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS           , 2001.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                             -----
WHERE YOU CAN FIND MORE INFORMATION ......................................................     1
INCORPORATION BY REFERENCE OF SOME OF THE DOCUMENTS FILED BY US
 WITH THE SEC ............................................................................     2
FORWARD-LOOKING INFORMATION ..............................................................     2
SUMMARY OF PROSPECTUS ....................................................................     3
 The Company .............................................................................     3
 The Exchange Offer ......................................................................     3
 The Exchange Notes ......................................................................     6
RISK FACTORS .............................................................................     9
 You Must Follow Certain Procedures to Tender Your Private Notes .........................     9
 You Will Be Subject to Transfer Restrictions if You Fail to Exchange Your Private Notes .     9
 A Public Market for the Exchange Notes May Not Develop ..................................     9
 We Depend Upon Reimbursement by Third-Party Payors ......................................     9
 Our Operations Are Subject to Extensive Regulation ......................................    10
 Healthcare Reform Legislation May Affect Our Business ...................................    10
 We Face National, Regional and Local Competition ........................................    11
 Our Results of Operations May Be Affected by Future Increases in Technology, Personnel
and
   Other Costs ...........................................................................    11
 We Are Subject to Material Litigation ...................................................    11
 You Should Take Into Account Certain Considerations .....................................    11
RATIO OF EARNINGS TO FIXED CHARGES .......................................................    13
THE EXCHANGE OFFER .......................................................................    13
 Purpose of the Exchange Offer ...........................................................    13
 Resale of the Exchange Notes ............................................................    13
 Terms of the Exchange Offer .............................................................    14
 Expiration Date; Extensions; Amendments .................................................    15
 Interest on the Exchange Notes ..........................................................    15
 Procedures for Tendering ................................................................    15
 Return of Private Notes .................................................................    17
 Book-Entry Transfer .....................................................................    17
 Guaranteed Delivery Procedures ..........................................................    18
 Withdrawal of Tenders ...................................................................    18
 Conditions ..............................................................................    19
 Termination of Rights ...................................................................    19
 Shelf Registration ......................................................................    19
 Liquidated Damages ......................................................................    20
 Exchange Agent ..........................................................................    21
 Fees and Expenses .......................................................................    21
 Consequence of Failure to Exchange ......................................................    21
USE OF PROCEEDS ..........................................................................    22
CAPITALIZATION ...........................................................................    23

                                                                                  PAGE
                                                                                 -----
DESCRIPTION OF EXCHANGE NOTES ................................................    24
 General .....................................................................    24
 Optional Redemption of the Exchange Notes ...................................    24
 Fall-Away Event .............................................................    25
 Change of Control ...........................................................    26
 Certain Covenants of the Company Before the Fall-Away Event .................    27
 Certain Covenants of the Company After the Fall-Away Event ..................    33
 Events of Default ...........................................................    34
 Satisfaction and Discharge of Indenture; Defeasance .........................    35
 Transfer and Exchange .......................................................    36
 Amendment, Supplement and Waiver ............................................    37
 Concerning the Trustee ......................................................    38
 Governing Law ...............................................................    38
 Book-Entry; Delivery and Form ...............................................    38
 Certain Definitions .........................................................    40
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE ................    51
 Consequences of the Exchange Offer to Exchanging and Nonexchanging Holders ..    51
 Tax Considerations Applicable to United States Persons ......................    51
 Tax Considerations Applicable to Non-U.S. Holders ...........................    52
 Information Reporting and Backup Withholding ................................    53
PLAN OF DISTRIBUTION .........................................................    54
EXPERTS ......................................................................    55
LEGAL MATTERS ................................................................    55

     We have not authorized any dealer, salesperson or other person to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit any offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to HEALTHSOUTH Corporation, One HealthSouth Parkway, Birmingham, Alabama 35243,
Attention: Legal Department, or call (205) 967-7116, and ask to speak to someone in our Legal Department. In addition, to obtain timely delivery of any information you request, you must submit your request no later than , 2002, which is five business days before the date the exchange offer expires.


                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (SEC File No. 1-10315), and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the SEC Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including us) that file electronically with the SEC (at http://www.sec.gov). Our common stock is listed on the New York Stock Exchange. Reports, proxy statements and other information relating to us can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Some of the documents we have filed with the SEC have been incorporated in this prospectus by reference. See "Incorporation by Reference of Some of the Documents Filed by Us with the SEC". Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed with the SEC. Each such statement is subject to and qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE
                         OF SOME OF THE DOCUMENTS FILED
                               BY US WITH THE SEC

     There are hereby incorporated by reference in this prospectus the following documents previously filed or to be filed by us with the SEC pursuant to the Exchange Act (SEC File No. 1-10315):

       1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

       2. Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001, and September 30, 2001.

       3. Our Proxy Statement on Schedule 14A filed April 17, 2001, in connection with our 2001 Annual Meeting of Stockholders.

       4. Our Current Report on Form 8-K filed September 7, 2001, reporting under Item 5 our proposed private placement of senior notes (excluding the information furnished under Item 9 and the related Exhibit 99, which are not incorporated in this prospectus).

     All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the exchange offer, other than any portion of a Current Report on Form 8-K reporting information under Item 9 (and any related exhibits), shall be deemed to be incorporated by reference in this prospectus and to be made a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a statement contained herein (with respect to a previously filed document) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.


                           FORWARD-LOOKING INFORMATION

     Some of the matters discussed in this prospectus or in the information incorporated by reference herein may constitute forward-looking statements. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "should", "seeks", "approximately", "intends", "plans", "estimates" or "anticipates" or the negative thereof or other comparable terminology, or by discussions of strategy, plans or intentions. Statements contained in this prospectus which are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are necessarily estimates which we believe reasonable based upon current information and involve a number of risks and uncertainties. There can be no assurance that other factors will not affect the accuracy of these forward-looking statements or that our actual results will not differ materially from the results anticipated in such forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors identified under "Risk Factors" beginning on page 9 and other factors which may be identified from time to time in our SEC filings and other public announcements.

                              SUMMARY OF PROSPECTUS

     This summary highlights information contained elsewhere in this prospectus. It is not complete and may not contain all the information that you should consider before tendering your Private Notes in the exchange offer. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 9. As used in this prospectus: (1) the terms "HEALTHSOUTH", "Company", "we", "our" and "us" refer to HEALTHSOUTH Corporation and, in some cases, its subsidiaries; (2) the term "2006 Private Notes" refers to our 7 3/8% senior notes due 2006 which were issued in a transaction exempt from registration under the Securities Act; (3) the term "2011 Private Notes" refers to our 8 3/8% senior notes due 2011 which were issued in a transaction exempt from registration under the Securities Act; (4) the term "Private Notes" refers to the 2006 Private Notes and the 2011 Private Notes, collectively; (5) the term "2006 Exchange Notes" refers to our 7 3/8% senior notes due 2006 which have been registered under the Securities Act pursuant to a registration statement of which this prospectus is a part; (6) the term "2011 Exchange Notes" refers to our 8 3/8% senior notes due 2011 which have been registered under the Securities Act pursuant to a registration statement of which this prospectus is a part; (7) the term "Exchange Notes" refers to the 2006 Exchange Notes and the 2011 Exchange Notes, collectively; (8) the term "Notes" refers to the Private Notes and the Exchange Notes, collectively; and (9) the term "EBITDA" shall have the meaning ascribed to the term "Consolidated EBITDA" set forth on page 42.

                                   THE COMPANY

     We are the largest provider of rehabilitative healthcare, outpatient surgery and outpatient diagnostic services in the United States, with a national network of over 1,900 locations in all 50 states, Puerto Rico, the United Kingdom, Canada and Australia. We believe that we provide patients, physicians and payors with high-quality healthcare services on a more cost-effective basis than traditional acute-care hospitals. We provide these services through our national network of modern, well-maintained healthcare facilities. We enjoy a relatively favorable payor mix compared to other publicly traded healthcare companies, in that most of our revenues (over 65% for the nine months ended September 30, 2001) are derived from non-governmental sources. For the year ended December 31, 2000, we had revenues of $4,195,115,000 and EBITDA of $1,132,692,000. For the nine months ended September 30, 2001, we had revenues of $3,265,324,000 and EBITDA, excluding unusual and non-recurring items, of $904,324,000.

     We were incorporated under the laws of Delaware in 1984. Our principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243, and our telephone number is (205) 967-7116.

                               THE EXCHANGE OFFER

The Exchange Offer .........   We are offering to exchange our Exchange Notes for our
                               outstanding Private Notes that are properly tendered and
                               accepted. You may tender outstanding Private Notes only
                               in denominations of $1,000 and multiples of $1,000. We
                               will issue the Exchange Notes on or promptly after the
                               expiration date of the exchange offer. As of the date of
                               this prospectus, $200,000,000 aggregate principal amount
                               of the 2006 Private Notes is outstanding and $400,000,000
                               aggregate principal amount of the 2011 Private Notes is
                               outstanding.

Expiration Date ..........................   The exchange offer will expire at 5:00 p.m., New York
                                             City time, on     , 2002, unless extended, in which
                                             case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer .........   The exchange offer is not subject to conditions other than that (1) it shall not violate applicable law or any
                                             applicable interpretation of the staff of the SEC, (2) no
                                             action or proceeding shall have been instituted or
                                             threatened in any court or by any governmental agency
                                             which might materially impair our ability to proceed with
                                             the exchange offer, and no material adverse development
                                             shall have occurred in any existing action or proceeding
                                             with respect to us, and (3) all governmental approvals
                                             deemed necessary by us for the completion of the
                                             exchange offer shall have been obtained. The exchange
                                             offer is not conditioned upon any minimum principal
                                             amount of Private Notes being tendered for exchange.
Procedures for Tendering
  Private Notes ..........................   If you wish to tender your Private Notes for Exchange
                                             Notes pursuant to the exchange offer, you must transmit
                                             to National City Bank, as exchange agent, on or before
                                             the expiration date, either:

                                             o  a computer-generated message transmitted through The
                                                Depository Trust Company's Automated Tender Offer
                                                Program system and received by the exchange agent and
                                                forming a part of a confirmation of book-entry
                                                transfer, in which you acknowledge and agree to be
                                                bound by the terms of the letter of transmittal; or

                                             o  a properly completed and duly executed letter of
                                                transmittal, which accompanies this prospectus, or a
                                                facsimile of the letter of transmittal, together with
                                                your Private Notes and any other required
                                                documentation, to the exchange agent at its address
                                                listed in this prospectus and on the front cover of
                                                the letter of transmittal.

                                             If you cannot satisfy either of these procedures on a
                                             timely basis, then you should comply with the guaranteed
                                             delivery procedures described below. By executing the
                                             letter of transmittal, you will make the representations
                                             to us described under "The Exchange Offer-Procedures for
                                             Tendering".

Special Procedures for
  Beneficial Owners ....................   If you are a beneficial owner whose Private Notes are
                                           registered in the name of a broker, dealer, commercial
                                           bank, trust company or other nominee and you wish to
                                           tender your Private Notes in the exchange offer, you
                                           should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must either (1) make
                                           appropriate arrangements to register ownership of the
                                           Private Notes in your name or (2) obtain a properly
                                           completed bond power from the registered holder, before
                                           completing and executing the letter of transmittal and
                                           delivering your Private Notes.

Guaranteed Delivery Procedures .........   If you wish to tender your Private Notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be
                                           completed on a timely basis, you must tender your Private
                                           Notes according to the guaranteed delivery procedure
                                           described in this prospectus under "The Exchange
                                           Offer-Guaranteed Delivery Procedures".

Acceptance of Private Notes and
  Delivery of Exchange Notes ...........   Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and
                                           all Private Notes which are validly tendered in the
                                           exchange offer and not withdrawn before 5:00 p.m., New
                                           York City time, on the expiration date.

Withdrawal Rights ......................   You may withdraw the tender of your Private Notes at
                                           any time before 5:00 p.m., New York City time, on the
                                           expiration date, by complying with the procedures for
                                           withdrawal described in this prospectus under "The
                                           Exchange Offer-Withdrawal of Tenders".

Material U.S. Federal Income Tax
  Consequences .........................   The exchange of Private Notes for Exchange Notes will
                                           not be a taxable event for United States federal income
                                           tax purposes. For a discussion of the material federal
                                           income tax considerations generally applicable to the
                                           exchange offer that are relevant to holders of Private
                                           Notes, see "Material U.S. Federal Income Tax
                                           Consequences of the Exchange".

Exchange Agent .........................   National City Bank, the trustee under the indenture
                                           governing the Private Notes and the Exchange Notes, is
                                           serving as the exchange agent.

Consequence of Failure to
  Exchange Notes ......................   If you do not exchange your Private Notes for Exchange
                                          Notes, you will continue to be subject to the restrictions on transfer provided in the Private Notes and in the
                                          indenture governing the Private Notes. In general, the
                                          Private Notes may not be offered or sold, unless
                                          registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the
                                          Securities Act and applicable state securities laws. We do not currently plan to register the Private Notes under the
                                          Securities Act.

Registration Rights Agreement .........   You are entitled to exchange your Private Notes for
                                          Exchange Notes with substantially identical terms. The
                                          exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any
                                          exchange or registration rights with respect to your Private
                                          Notes. Under the circumstances described in the
                                          registration rights agreement, you may require us to file a shelf registration statement under the Securities Act.

   We explain the exchange offer in greater detail beginning on page 13.



                               THE EXCHANGE NOTES

     The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes, except that the Exchange Notes will be registered under the Securities Act and, therefore, the Exchange Notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the Private Notes. The Exchange Notes will evidence the same debt as the Private Notes, and both the Private Notes and the Exchange Notes are governed by the same indenture.

Securities Offered ..........   Up to $200,000,000 principal amount of our 73/8%
                                senior notes due 2006 and up to $400,000,000
                                principal amount of our 8 3/8% senior notes due 2011.

Issuer ......................   HEALTHSOUTH Corporation.

Maturity Dates ..............   The 2006 Exchange Notes will mature on October 1,
                                2006, and the 2011 Exchange Notes will mature on
                                October 1, 2011.

Interest ....................   Interest on the Exchange Notes will accrue from
                                September 28, 2001 and be payable, at the per
                                annum rates of 7 3/8% on the 2006 Exchange Notes
                                and 8 3/8% on the 2011 Exchange Notes, on April 1
                                and October 1 of each year, commencing April 1,
                                2002. The payment of interest on Exchange Notes
                                will be in lieu of payment of any accrued but unpaid
                                interest on Private Notes tendered for exchange.

Optional Redemption .........   We may redeem the Exchange Notes, in whole or in
                                part, at any time at a redemption price equal to the
                                principal amount thereof plus a make-whole premium
                                described in this prospectus and accrued interest.

                              For more details, see "Description of Exchange
                              Notes-Optional Redemption of the Exchange Notes".

Ranking ...................   The Exchange Notes:
                              o are part of our general unsecured obligations;
                              o will rank equally in right of payment with all
                                of our existing and future senior unsecured
                                obligations;
                              o will rank senior to all of our existing and
                                future subordinated indebtedness; and
                              o will be effectively subordinated to all existing
                                and future liabilities of our subsidiaries.

Future Guaranties .........   None of our subsidiaries are required to guarantee
                               the Exchange Notes.

Change of Control .........   If we go through a Change of Control at any time
                              before the Exchange Notes receive an investment
                              grade rating from both Standard & Poor's Ratings
                              Service (at least BBB-) and Moody's Investors
                              Service, Inc. (at least Baa3) and certain other
                              conditions are satisfied (the "Fall-Away Event"), you
                              as a holder of the Exchange Notes have the right to
                              require that we purchase your Exchange Notes, in
                              whole or in part, at a purchase price in cash in an
                              amount equal to 101% of their principal amount,
                              plus accrued interest to the date of purchase.

                              For more details, see "Risk Factors-You Should
                              Take Into Account Certain Considerations" and
                              "Description of Exchange Notes-Change of
                              Control".

                              The term "Change of Control" is defined in "Description of Exchange Notes".

Certain Covenants .........   The indenture contains covenants that, before the
                              occurrence of the Fall-Away Event, limit our ability
                              and the ability of our subsidiaries to:

                              o incur additional indebtedness and issue preferred
                                stock;

                              o make restricted payments, including dividends,
                                other distributions and investments;

                              o in the case of our subsidiaries, create or permit
                                to exist dividend or payment restrictions with respect to us;

                              o engage in transactions with our affiliates; and o
                                sell assets and subsidiary stock.

                              After the occurrence of the Fall-Away Event, the above limitations will not apply to the Exchange
                              Notes.

                            The Indenture contains covenants that, among other things, limit, before and after the occurrence of the Fall-Away Event, our ability and the ability of our subsidiaries to:

                            o  incur or permit to exist certain liens;

                            o  enter into sale and lease-back transactions; and

                            o sell all or substantially all of our assets or merge with or into other companies. The Indenture also, among other things, requires us to provide reports to holders of the Exchange Notes.

                            For more details, see "Description of Exchange Notes".

Use of Proceeds .........   We will not receive any cash proceeds from the
                            exchange offer.

     We explain the Exchange Notes in greater detail beginning on page 24.

                                  RISK FACTORS

     Our business, operations and financial condition are subject to various risks. Some of these risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to tender your Private Notes in the exchange offer. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of certain material factors. The risk factors set forth below are generally applicable to the Private Notes as well as the Exchange Notes.

YOU MUST FOLLOW CERTAIN PROCEDURES TO TENDER YOUR PRIVATE NOTES

     The Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the exchange agent of the Private Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you desire to tender your Private Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Your failure to follow these procedures may result in delay in receiving Exchange Notes on a timely basis or in your loss of the right to receive Exchange Notes. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. If you tender Private Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, where the Private Notes were acquired by the broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See "The Exchange Offer-Procedures for Tendering" and "Plan of Distribution".

YOU WILL BE SUBJECT TO TRANSFER RESTRICTIONS IF YOU FAIL TO EXCHANGE YOUR PRIVATE NOTES

     If you do not exchange your Private Notes for Exchange Notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the Private Notes as set forth in the legend on the Private Notes and you will not be entitled to an increased interest rate on the Private Notes. In general, the Private Notes may not be offered or sold unless registered under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the Private Notes under the Securities Act. To the extent that Private Notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected. In addition, if a large amount of Private Notes are not tendered or are tendered but not accepted, the limited amount of Exchange Notes that would be issued and outstanding after we consummate the exchange offer could lower the price of the Exchange Notes.

A PUBLIC MARKET FOR THE EXCHANGE NOTES MAY NOT DEVELOP

     There can be no assurance that a public market for the Exchange Notes will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated quotation system. The initial purchasers of the Private Notes have previously made a market in the Private Notes, and we have been advised that the initial purchasers currently intend to make a market in the Exchange Notes, as permitted by applicable laws and regulations, after consummation of the exchange offer. The initial purchasers are not obligated, however, to make a market in the Private Notes or the Exchange Notes, and any market-making activity may be discontinued at any time without notice at the sole discretion of the initial purchasers. If an active public market does not develop or continue, the market price and liquidity of the Exchange Notes may be adversely affected.

WE DEPEND UPON REIMBURSEMENT BY THIRD-PARTY PAYORS

     Substantially all of our revenues are derived from private and governmental third-party payors. In 2000, approximately 29% of our revenues were derived from Medicare, approximately 3% from Medicaid and approximately 68% from commercial insurers, managed care plans, workers' compensation payors and other private pay revenue sources. There are increasing pressures from many payors to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. In the recent past, we have experienced a decrease in revenues primarily attributable to declines in government reimbursement as a result of the Balanced Budget Act of 1997. There can be no assurances that payments from government or private payors will remain at levels comparable to present levels. In attempts to limit federal spending, there have been, and we expect that there will continue to be, a number of proposals to limit Medicare reimbursement for various services. We cannot now predict whether any of these pending proposals will be adopted or what effect the adoption of such proposals would have on us.

     Further, Medicare reimbursement for inpatient rehabilitation services is changing from a cost-based reimbursement system to a prospective payment system ("PPS"), with the phase-in of the PPS scheduled to begin January 1, 2002. While we believe we are well-positioned and well-prepared for the transition, we cannot be certain what effect the adoption of inpatient rehabilitation PPS will have on us. In addition, changes in PPS reimbursement rates or our failure to successfully execute our planned response to this change could have a material adverse effect on our financial condition or results of operations.

OUR OPERATIONS ARE SUBJECT TO EXTENSIVE REGULATION

     Our operations are subject to various other types of regulation by federal and state governments, including licensure and certification laws, Certificate of Need laws and laws relating to financial relationships among providers of healthcare services, Medicare fraud and abuse and physician self-referral.

     The operation of our facilities and the provision of healthcare services are subject to federal, state and local licensure and certification laws. These facilities and services are subject to periodic inspection by governmental and other authorities to ensure compliance with the various standards established for continued licensure under state law, certification under the Medicare and Medicaid programs and participation in other government programs. Additionally, in many states, Certificates of Need or other similar approvals are required for expansion of our operations. We could be adversely affected if we cannot obtain such approvals, by changes in the standards applicable to approvals and by possible delays and expenses associated with obtaining approvals. Our failure to obtain, retain or renew any required regulatory approvals, licenses or certificates could prevent us from being reimbursed for our services or from offering some of our services, or could materially adversely affect our results of operations.

     Our business is subject to extensive federal and state regulation with respect to financial relationships among healthcare providers, physician self-referral arrangements and other fraud and abuse issues. Penalties for violation of federal and state laws and regulations include exclusion from participation in the Medicare and Medicaid programs, asset forfeiture, civil penalties and criminal penalties, any of which could have a material adverse effect on our business, results of operations or financial condition. The Office of Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret healthcare fraud and abuse provisions liberally and enforce them aggressively. We have recently entered into a settlement agreement with the Department of Justice with respect to alleged violations of certain Medicare regulations. See "Business -- Regulation" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and "Legal Proceedings" in our Quarterly Report on Form 10-Q for the period ended June 30, 2001.

HEALTHCARE REFORM LEGISLATION MAY AFFECT OUR BUSINESS

     In recent years, many legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals which are currently being, or which recently have been, considered are cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses, requirements that all businesses offer health insurance coverage to their employees and the creation of a single government health insurance plan that would cover all citizens. The costs of certain proposals would be funded in significant part by reductions in payment by governmental programs, including Medicare and Medicaid, to healthcare providers. There continue to be federal and state proposals that would, and actions that do, impose more limitations on government and private payments to healthcare providers such as us and proposals to increase copayments and deductibles from patients. At the federal level, Congress has continued to propose or consider healthcare budgets that substantially reduce payments under the Medicare and Medicaid programs. In addition, many states are considering the enactment of initiatives designed to reduce their Medicaid expenditures, to provide universal coverage or additional levels of care and/or to impose additional taxes on healthcare providers to help finance or expand the states' Medicaid systems. There can be no assurance as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation on us. That impact may be material to our financial condition or our results of operations.

WE FACE NATIONAL, REGIONAL AND LOCAL COMPETITION

     We operate in a highly competitive industry. Although we are the largest provider of rehabilitative healthcare, outpatient surgery and outpatient diagnostic services in the United States, in any particular market we may encounter competition from local or national entities with longer operating histories or other superior competitive advantages. There can be no assurance that this competition, or other competition which we may encounter in the future, will not adversely affect our financial condition or our results of operations.

OUR RESULTS OF OPERATIONS MAY BE AFFECTED BY FUTURE INCREASES IN TECHNOLOGY, PERSONNEL AND OTHER COSTS

     Changes in medical technology, the labor market for nurses and other clinical personnel and changes imposed by the requirements of payor contracts and government reimbursement programs may require significant investments in facilities, equipment, personnel and services. Although we believe that cash generated from operations, amounts available under our bank credit facilities and our ability to access capital markets will be sufficient to allow us to make such investments, we cannot assure you that we will be able to obtain the funds necessary to make such investments.


WE ARE SUBJECT TO MATERIAL LITIGATION

     We are, and may in the future be, subject to litigation which, if determined adversely to us, could have a material adverse effect on our business or financial condition. In addition, some of the companies and businesses we have acquired have been subject to similar litigation. There can be no assurance that pending or future litigation, whether or not described in this prospectus, will not have a material adverse effect on our financial condition or our results of operations. See "Legal Proceedings" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

YOU SHOULD TAKE INTO ACCOUNT CERTAIN CONSIDERATIONS

Amount of Leverage; Structural Subordination

     As of September 30, 2001, we had approximately $3,105,159,000 of outstanding indebtedness (including the current portion of long-term debt and excluding obligations to trade creditors) and approximately $3,719,482,000 of stockholders' equity. Outstanding indebtedness was approximately 45.5% of our total capitalization (including the current portion of long-term debt), which was approximately $6,824,641,000 (including the current portion of long-term debt). Approximately $2,088,000,000 of such total indebtedness (including the Exchange Notes) consisted of senior unsecured obligations ranking pari passu in right of payment. See "Capitalization". The Exchange Notes will be effectively subordinated to all existing and future liabilities of our subsidiaries. A substantial portion of our operations are conducted through these subsidiaries.

Restrictive Covenants

     Our $1,750,000,000 revolving credit facility with Bank of America, N.A., and other participating banks, contains various covenants that limit our ability to engage in certain transactions. Those covenants, among other things:


     o limit our and our subsidiaries' ability to borrow and to place liens on our and their assets;

     o limit our investments and the sale of all or substantially all of our assets;

     o   require us to maintain a minimum consolidated net worth; and

     o   require us to comply with coverage ratio tests.

     The indentures governing our debt securities, including the Exchange Notes at any time before the occurrence of the Fall-Away Event, include covenants of a similar nature. Our failure to comply with any of these covenants could result in an event of default under our indebtedness, including the Exchange Notes. That in turn could cause an event of default to occur under all or substantially all of our other then-outstanding indebtedness. See "Description of Exchange Notes -- Certain Covenants of the Company Before the Fall-Away Event".

Our Ability to Repurchase the Exchange Notes Upon a Change of Control May Be Limited

     In the event of a Change of Control at any time before the occurrence of the Fall-Away Event, you will have the right, at your option, to require us to repurchase all or a portion of the Exchange Notes you hold at a purchase price equal to 101% of the aggregate principal amount of your Exchange Notes plus accrued interest thereon to the repurchase date. See "Description of Exchange Notes -- Change of Control". Our ability to repurchase the Exchange Notes upon a Change of Control will be dependent on the availability of sufficient funds and our ability to comply with applicable securities laws. Accordingly, there can be no assurance that we will be in a position to repurchase the Exchange Notes upon a Change of Control. The term "Change of Control" is limited to certain specified transactions and may not include other events that might adversely affect our financial condition or result in a downgrade of the credit rating (if any) of the Exchange Notes, nor would the requirement that we offer to repurchase the Exchange Notes upon a Change of Control necessarily afford holders of the Exchange Notes protection in the event of a highly leveraged reorganization.

Holders of Our Debentures Have a Repurchase Right in Certain Circumstances In Which Holders of the Exchange Notes Do Not

     In March 1998, we issued $567,750,000 of 3.25% Convertible Subordinated Debentures due 2003. In general, the debentures are subordinated to the Exchange Notes. However, the holders of the debentures have a right to require us to repurchase the debentures at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, in the event that our common stock is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States. The Exchange Notes do not have similar repurchase rights. Therefore, in the event that our common stock were not listed for trading as described above, the holders of the debentures might be able to exercise a right to require repurchase of the debentures by us ahead of the holders of the Exchange Notes, even though the debentures are subordinate to the Exchange Notes. Our common stock has been listed for trading on the New York Stock Exchange since 1989, and we anticipate that this will continue to be the case.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown.



                                                                                                             NINE MONTHS
                                                                YEAR ENDED DECEMBER 31,                         ENDED
                                               ---------------------------------------------------------    SEPTEMBER 30,
                                                  1996        1997        1998        1999        2000          2001
                                               ---------   ---------   ---------   ---------   ---------   --------------
Ratio of earnings to fixed charges .........       3.6x        4.7x        2.2x        1.9x        2.8x          2.3x

     The following table sets forth our consolidated ratio of earnings to fixed charges after excluding the effect of any unusual and nonrecurring items for the periods shown.

                                                                                                                NINE MONTHS
                                                                   YEAR ENDED DECEMBER 31,                         ENDED
                                                  ---------------------------------------------------------    SEPTEMBER 30,
                                                     1996        1997        1998        1999        2000          2001
                                                  ---------   ---------   ---------   ---------   ---------   --------------
Ratio of earnings, excluding unusual and
 nonrecurring items, to fixed charges .........       4.1x        4.8x        4.7x        3.6x        2.8x          3.0x

     The ratio of earnings to fixed charges was calculated by dividing (1) earnings from continuing operations before income taxes, minority interests and fixed charges (excluding the effect of any unusual and nonrecurring items for purposes of the second table) by (2) fixed charges, which consist of interest expense incurred, including amortization of debt expense and discount, and the portion of rental expense under operating leases estimated to be representative of the interest factor.


                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We issued the Private Notes on September 28, 2001, to UBS Warburg LLC, Deutsche Banc Alex. Brown Inc., First Union Securities, Inc., J.P. Morgan Securities, Inc., Lehman Brothers Inc., Scotia Capital (USA) Inc., Jefferies & Company, Inc., BNY Capital Markets, Inc., Fleet Securities, Inc. and NatCity Investments, Inc., the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the Private Notes to "qualified institutional buyers", as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S under the Securities Act. As a condition to the sale of the Private Notes, we entered into a registration rights agreement with the initial purchasers on September 28, 2001. Pursuant to the registration rights agreement, we agreed that we would:

       (1) file a registration statement with the SEC with respect to the Exchange Notes within 60 days after the date of initial issuance of the Private Notes;

       (2) use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 120 days after the date of initial issuance of the Private Notes;

       (3) use our reasonable best efforts to consummate the exchange offer on or prior to 150 days after the date of initial issuance of the Private Notes; and

       (4) keep the exchange offer open for not less than 20 business days.

Upon the effectiveness of the registration statement, we will offer the Exchange Notes in exchange for the Private Notes.

RESALE OF THE EXCHANGE NOTES

     Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange Private Notes for Exchange Notes in the ordinary course of business. For further information on the SEC's position, see Exxon Capital Holdings

Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell Exchange Notes to the public without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the Exchange Notes. However, the foregoing does not apply to you if you are:

     o a broker-dealer who purchases the Private Notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or

     o an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

In addition, if:

     o   you are a broker-dealer; or

     o you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes,

you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Private Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Private Notes which the broker-dealer acquired as a result of market-making or other trading activities.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all Private Notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Private Notes surrendered pursuant to the exchange offer. You may tender Private Notes only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes except that:

     o we have registered the Exchange Notes under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting their transfer; and

     o holders of the Exchange Notes will not be entitled to any of the rights of holders of Private Notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The Exchange Notes will evidence the same debt as the Private Notes and will be issued under the same indenture, so the Exchange Notes and the Private Notes will be treated as a single class of debt securities under the indenture.

     As of the date of this prospectus, $200,000,000 aggregate principal amount of the 2006 Private Notes and $400,000,000 aggregate principal amount of the 2011 Private Notes is outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company. Only registered holders of the Private Notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the Private Notes entitled to participate in the exchange offer.

     You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

     We will be deemed to have accepted validly tendered Private Notes when, as and if we have given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the Exchange Notes from us.

     If you tender Private Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below, in connection with the exchange offer.


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" will mean 5:00 p.m., New York City time, on , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which we extend the exchange offer.

     To extend the exchange offer, we will:

     o   notify the exchange agent of any extension orally or in writing; and

     o notify the registered holders of the Private Notes by means of a press release or other public announcement,

each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our reasonable discretion:

     o   to delay accepting any Private Notes;

     o   to extend the exchange offer; or

     o if any conditions listed below under "-Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

     We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will accrue interest from September 28, 2001 at the per annum rates of 7 3/8% on the 2006 Exchange Notes and 8 3/8% on the 2011 Exchange Notes. Such interest will be payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 2002. The payment of interest on Exchange Notes will be in lieu of payment of any accrued but unpaid interest on Private Notes tendered for exchange.

PROCEDURES FOR TENDERING

     You may tender Private Notes in the exchange offer only if you are a registered holder of Private Notes. To tender in the exchange offer, you must:

     o complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

     o have the signatures guaranteed if required by the letter of transmittal; and

     o mail or otherwise deliver the letter of transmittal or the facsimile of the letter of transmittal to the exchange agent at the address listed below under "-Exchange Agent" for receipt before the expiration date.

In addition, either:

     o the exchange agent must receive certificates for the Private Notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date;

     o the exchange agent must receive a timely confirmation of a book-entry transfer of the Private Notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date; or

     o you must comply with the guaranteed delivery procedures described below.

     Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     The method of delivery of Private Notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or Private Notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

     If you are a beneficial owner of Private Notes whose Private Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Private Notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the Private Notes you must either:

     o make appropriate arrangements to register ownership of the Private Notes in your name; or

     o obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time. Unless the Private Notes are tendered:


       (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

       (2) for the account of:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     o a commercial bank or trust company located or having an office or correspondent in the United States; or

     o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, an eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "-Withdrawal of Tenders".

     If the letter of transmittal is signed by a person other than the registered holder, the Private Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the Private Notes.

     If the letter of transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

     The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program to tender Notes.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Private Notes, which determination will be final and binding. We reserve the absolute right to reject any and all Private Notes not properly tendered or any Private Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Private Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of Private Notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of Private Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of Private Notes to have been made until you cure the defects or irregularities.

     While we have no present plan to acquire any Private Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any Private Notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Private Notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "-Conditions", and, to the extent permitted by applicable law, purchase Private Notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

     If you wish to tender Private Notes in exchange for Exchange Notes in the exchange offer, we will require you to represent that:

     o   you are not an affiliate of ours;

     o you will acquire any Exchange Notes in the ordinary course of your business; and

     o at the time of completion of the exchange offer, you have no arrangement with any person to participate in the distribution of the Exchange Notes.

In addition, in connection with the resale of Exchange Notes, any participating broker-dealer who acquired the Private Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Private Notes, with the prospectus contained in the registration statement.

RETURN OF PRIVATE NOTES

     If we do not accept any tendered Private Notes for any reason described in the terms and conditions of the exchange offer or if you withdraw any tendered Private Notes or submit Private Notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged Private Notes without expense to you as promptly as practicable. In the case of Private Notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the Private Notes to an account maintained with the depositary as promptly as practicable.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the Private Notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of Private Notes by causing the depositary to transfer the Private Notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of Private Notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, at the address below under "-Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.


GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your Private Notes, but time will not permit a letter of transmittal, certificates representing the Private Notes to be tendered or other required documents to reach the exchange agent before the expiration date, you may effect a tender if:

       (a) the tender is made by or through an eligible guarantor institution;

       (b) before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that:

   o states the name and address of the holder of the Private Notes, the name(s) in which the Private Notes are registered and the principal amount of Private Notes tendered,

   o states that the tender is being made by that notice of guaranteed delivery, and

   o guarantees that, within three New York Stock Exchange trading days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with the certificates representing the Private Notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

       (c) within three New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificates representing all tendered Private Notes in proper form for transfer and all other documents required by the letter of transmittal.

     Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your Private Notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of Private Notes at any time before 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of Private Notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must:

     o specify the name of the person who deposited the Private Notes to be withdrawn;

     o identify the Private Notes to be withdrawn, including the principal amount of the Private Notes; and

     o be signed in the same manner as the original signature on the letter of transmittal by which the Private Notes were tendered, including any required signature guarantees.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn Private Notes to have been validly tendered for purposes of the exchange offer, and we will not issue Exchange Notes with respect to those Private Notes, unless you validly re-tender the withdrawn Private Notes. You may re-tender properly withdrawn Private Notes by following one of the procedures described above under "-Procedures for Tendering" at any time before the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the Exchange Notes for, any Private Notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the Private Notes, if:

       (1) the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

       (2) an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer;

       (3) a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

       (4) all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.

     If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

     o refuse to accept any Private Notes and return all tendered Private Notes to you;

     o extend the exchange offer and retain all Private Notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the Private Notes; or

     o waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered Private Notes that have not been withdrawn.

     If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the Private Notes.

TERMINATION OF RIGHTS

     All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer, except with respect to our continuing obligations:

     o to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

     o to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the Notes pursuant to Rule 144A.

SHELF REGISTRATION

     In the event that:

       (1) any changes in law or SEC policy do not permit us to effect the exchange offer;

       (2) the exchange offer is not consummated within 150 days of the date of initial issuance of the Private Notes;

       (3) any holder of Private Exchange Notes (as defined in the registration rights agreement) so requests; or

       (4) a holder participating in the exchange offer does not receive Exchange Notes on the date of the exchange that may be sold without restriction under the federal securities laws (other than due solely to the status of the holder as our affiliate within the meaning of that term under the Securities Act), we will file with the SEC a shelf registration statement to register for public resale the transfer-restricted securities held by you if you provide us with the necessary information for inclusion in the shelf registration statement.

LIQUIDATED DAMAGES

     If:

       (1) we do not file the registration statement with the SEC on or prior to the 60th day following the date of initial issuance of the Private Notes;

       (2) we do not cause the registration statement to become effective on or prior to the 120th day following the date of initial issuance of the Private Notes;

       (3) we do not complete the exchange offer on or prior to the 150th day following the date of initial issuance of the Private Notes;

       (4) we are obligated to file a shelf registration statement and we do not file the shelf registration statement with the SEC on or prior to the 45th day following the date on which we have notice of the filing obligation;

       (5) we are obligated to file a shelf registration statement and the SEC does not declare the shelf registration statement effective on or prior to the later of the 60th day following the date on which we have notice of the filing obligation or the 150th day following the date of initial issuance of the Private Notes; or

       (6) the registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Registrable Notes (as defined in the registration rights agreement) for the time of non-effectiveness or nonusability, with each of items (1) through (6) constituting a "registration default", we agree to pay you, as liquidated damages, additional interest on the Registrable Notes in cash on each April 1 and October 1 in an amount equal to 0.25% per annum of the aggregate principal amount of the Registrable Notes, with respect to the first 90-day period immediately following the occurrence of the registration default. The amount of the additional interest will increase by an additional 0.25% to a maximum of 1.0% per annum of the aggregate principal amount of the Registrable Notes for each subsequent 90-day period until the registration default has been cured. We will not be required to pay additional interest for more than one registration default at any given time. Following the cure of all registration defaults, the accrual of additional interest will cease.

EXCHANGE AGENT

     We have appointed National City Bank as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

  BY REGISTERED OR CERTIFIED MAIL:         BY FACSIMILE:         BY HAND/OVERNIGHT DELIVERY:
         National City Bank               (502) 581-4198             National City Bank
 c/o Mellon Securities Trust Company                        c/o Mellon Securities Trust Company
       120 Broadway, 13th Floor                                   120 Broadway, 13th Floor
      New York, New York 10271                                    New York, New York 10271
      Attention: Charles Lush                                     Attention: Charles Lush

                                      FOR INFORMATION CALL:
                                          Charles Lush
                                         (502) 581-7354


     Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, our officers and regular employees may make additional solicitations by facsimile, telephone or in person.

     We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

     We will pay the cash expenses incurred in connection with the exchange offer, which we estimate to be approximately $200,000. These expenses include registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees and printing costs, among others.

     We will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the Private Notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes. If you do not submit satisfactory evidence of payment of the taxes or exemption from payment with the letter of transmittal, we will bill the amount of the transfer taxes directly to you.

CONSEQUENCE OF FAILURE TO EXCHANGE

     Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, those Private Notes may be resold only:

     o to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act;

     o in a transaction meeting the requirements of Rule 144 under the Securities Act;

     o outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

     o in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

     o   to us; or

     o   pursuant to an effective registration statement.

     In each case, the Private Notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

                                 USE OF PROCEEDS

     There will be no cash proceeds payable to us from the issuance of the Exchange Notes pursuant to the exchange offer. We used the proceeds from the sale of the Private Notes to repay a portion of our existing indebtedness under our existing bank credit agreements. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange the Private Notes in like principal amount, the terms of which are identical in all material respects to the Exchange Notes. The Private Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in our indebtedness.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 2001, our capitalization, which reflects the sale of the Private Notes in September 2001 and the application of the net proceeds from the sale of the Private Notes to repaying amounts under our existing bank credit agreements.

                                                                                      SEPTEMBER 30, 2001
                                                                                     -------------------
                                                                                        (IN THOUSANDS)
Cash and cash equivalents ..........................................................     $  190,876
                                                                                         ==========
Current portion of long-term debt:                                                           24,902
                                                                                         ----------
Long-term debt (net of current maturities):
 Advances under the $1,750,000,000 Revolving Credit Facility........................     $  613,000
 3.25% Convertible Subordinated Debentures due 2003 ................................        567,750
 6.875% Senior Notes due 2005 ......................................................        250,000
 7.0% Senior Notes due 2008 ........................................................        250,000
 10-3/4% Senior Subordinated Notes due 2008 ........................................        350,000
 8 1/2% Senior Notes due 2008 ......................................................        375,000
 7 3/8% Senior Notes due 2006 ......................................................        200,000
 8 3/8% Senior Notes due 2011 ......................................................        400,000
 Other long-term debt ..............................................................         74,507
                                                                                         ----------
   Total long-term debt ............................................................      3,080,257
                                                                                         ----------
Stockholders' equity:
 Preferred Stock, $.10 par value, 1,500,000 shares authorized; no shares
 outstanding.......................................................................             --

Common Stock, $.01 par value, 600,000,000 shares authorized;
 429,968,000 shares outstanding (1) ................................................          4,300
 Additional paid-in capital ........................................................      2,652,854
 Accumulated other comprehensive income ............................................         12,130
 Retained earnings .................................................................      1,362,948
 Treasury stock ....................................................................       (280,524)
 Receivable from Employee Stock Ownership Plan .....................................         (2,699)
 Notes receivable from stockholders, officers and management employees .............        (29,527)
                                                                                         ----------
   Total stockholders' equity ......................................................      3,719,482
                                                                                         ----------
    Total capitalization ...........................................................     $6,824,641
                                                                                         ==========

----------
(1) Outstanding shares at September 30, 2001 do not include a total of 35,384,083 shares of Common Stock subject to options outstanding under our stock option plans. An additional 736,824 shares of Common Stock are reserved for future option grants under such plans. Outstanding shares also do not include 65,457 shares of Common Stock reserved for issuance pursuant to outstanding warrants, 2,425,000 shares of Common Stock reserved for issuance under our 1998 Restricted Stock Plan and 15,501,707 shares of Common Stock initially reserved for issuance upon conversion of our 3.25% convertible subordinated debentures due 2003.

                          DESCRIPTION OF EXCHANGE NOTES

     The Private Notes were issued, and the Exchange Notes offered hereby will be issued, pursuant to an indenture, dated as of September 28, 2001 (the "Indenture"), between us and National City Bank, as Trustee (the "Trustee"). The following summary does not purport to be complete and such summary is subject to the detailed provisions of the Indenture, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Exchange Notes. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Exchange Notes will be general unsecured obligations of the Company, pari passu in right of payment to all existing and future senior Indebtedness of the Company (including the Company's obligations under the Credit Agreements) and senior to the Company's existing and future Subordinated Indebtedness. The Company issued $200,000,000 aggregate principal amount of the 2006 Private Notes and $400,000,000 aggregate principal amount of the 2011 Private Notes.

     The Exchange Notes will bear interest from September 28, 2001 at the rate of 7 3/8% on the 2006 Exchange Notes and 8 3/8% on the 2011 Exchange Notes, payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2002, to holders of record at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date. The payment of interest on Exchange Notes will be in lieu of payment of any accrued but unpaid interest on Private Notes tendered for exchange. Interest on the Exchange Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The 2006 Exchange Notes will mature on October 1, 2006, and the 2011 Exchange Notes will mature on October 1, 2011. In each case, Exchange Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. The Exchange Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the holders of the Exchange Notes. See "-- Book-Entry; Delivery and Form". Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

     Whether or not required by the rules and regulations of the Commission, so long as any Exchange Notes are outstanding, the Company will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish (within 15 days after such filing) to the Trustee and to the Holders all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company were required to file under such section. In addition, the Company will make such information available to prospective purchasers of the Exchange Notes, securities analysts and broker-dealers who request it in writing.

OPTIONAL REDEMPTION OF THE EXCHANGE NOTES

     The Exchange Notes will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to 100% of the principal amount of the Exchange Notes to be redeemed plus any applicable Make-Whole Premium (as defined below) and accrued interest thereon to the date of redemption. In the event of a partial redemption, the Company shall specify the maturity or maturities, and the related principal amount or amounts, of the Exchange Notes to be redeemed.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of the principal amount) equal to the Comparable Treasury Price for such redemption date, plus .50%.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Exchange Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains three or fewer such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Make-Whole Premium" means, for any Exchange Note to be redeemed, a premium equal to the excess (if any) of (i) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on such Exchange Note discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate over (ii) 100% of the unpaid principal amount of such Exchange Note. If a redemption date does not fall on an interest payment date, then, with respect to the interest payment immediately succeeding the redemption date, only the unaccrued portion of such interest payment as of the redemption date shall be included in the calculation pursuant to clause (i) above.

     "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means (i) each of UBS Warburg LLC and Deutsche Banc Alex. Brown Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York, New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

     If less than all of the Exchange Notes of a given maturity are to be redeemed at any time, selection of the Exchange Notes to be redeemed will be made by the Trustee from among the outstanding Exchange Notes of that maturity on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Exchange Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

     The Exchange Notes will not be entitled to any sinking fund.

FALL-AWAY EVENT

     In the event (i) the Exchange Notes are rated Investment Grade (as defined below) and (ii) no Event of Default or Default shall have occurred and be continuing, and upon delivery by the Company to the Trustee of an Officer's Certificate certifying as to the foregoing events (the occurrence thereof being collectively referred to as the "Fall-Away Event"), the covenants described under "-- Certain Covenants of the Company Before the Fall-Away Event" and the provisions of the Indenture described under "-- Change of Control" will no longer be applicable to the Company and its Subsidiaries. After the occurrence of the Fall-Away Event, the Company and its Subsidiaries will be subject to the covenants described under "-- Certain Covenants of the Company After the Fall-Away Event". As a result, upon the occurrence of the Fall-Away Event, the Exchange Notes will be entitled to substantially less covenant protection. If the Exchange Notes are subsequently downgraded to, or otherwise become, non-Investment Grade, the Indenture covenants previously released will not be reinstated.

CHANGE OF CONTROL

     If a Change of Control shall occur, then each Holder will have the right to require that the Company purchase such Holder's Exchange Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture; provided, however, that if the Fall-Away Event shall have occurred prior to the time the Company shall otherwise be required to make such Change of Control Offer, then the Company shall not be required to make such Change of Control Offer.

     Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder by first-class mail, postage prepaid, at the address of such Holder appearing in the security register, stating, among other things:

          (i) the offer to repurchase Exchange Notes at the Change of Control Purchase Price and on the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

          (ii) that any Exchange Note not tendered will continue to accrue interest;

          (iii) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (iv) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     The occurrence of certain of the events constituting a Change of Control under the Indenture may result in an event of default in respect of the Credit Agreements and other Indebtedness of the Company and its Subsidiaries and, consequently, the lenders thereof will have the right to require repayment of such Indebtedness in full. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer and other amounts that might become due and payable in respect of other Indebtedness of the Company. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due would result in an Event of Default and would give the Trustee and the Holders the rights described under "-- Events of Default".

     One of the events which constitutes a Change of Control under the Indenture is the sale of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event that the Holders believe that the Company is obligated to make a Change of Control Offer as a result of a sale of all or substantially all of the Company's assets and the Company does not believe it is so obligated, there can be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a Holder's right to require the Company to purchase such Holder's Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the Indenture is limited in scope and applies only to the occurrence of events before the Fall-Away Event. The provisions of the Indenture may not afford Holders the right to require the Company to purchase such Exchange Notes in the event of a highly leveraged transaction or a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control.

     The Company will comply with any applicable securities laws and regulations in connection with a Change of Control Offer.

     This provision will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

CERTAIN COVENANTS OF THE COMPANY BEFORE THE FALL-AWAY EVENT

     Set forth below are summaries of certain covenants contained in the Indenture that, as is the case with the "Change of Control" provision of the Indenture, will apply to the Exchange Notes only before the occurrence of the Fall-Away Event.

   Limitations  on  Additional  Indebtedness  and  Subsidiary  Preferred  Stock.

      (a) After the Issue Date,

          (i) the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, extend the Stated Maturity of, or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Indebtedness) and

          (ii) the Company will not permit any of its Subsidiaries to issue (except to the Company or any of its Wholly Owned Subsidiaries) or create any Preferred Stock or permit any Person (other than the Company or a Wholly Owned Subsidiary) to own or hold any interest in any Preferred Stock of any such Subsidiary;

provided, however, that the Company may incur Indebtedness and the Company may permit its Subsidiaries to issue or create Preferred Stock if, after giving effect thereto, the Company's EBITDA Coverage Ratio on the date thereof would be at least 2.5 to 1, determined on a pro forma basis as if the incurrence of such additional Indebtedness or the issuance of such Preferred Stock (declared to have an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock), as the case may be, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's EBITDA Coverage Ratio.

       (b) Notwithstanding   the  foregoing,  and  irrespective  of  the  EBITDA
    Coverage Ratio, in addition to Existing Indebtedness:

          (i) the Company may incur Indebtedness pursuant to the Private Notes issued on the Issue Date and the Exchange Notes issued in exchange for Private Notes;

          (ii) the Company and its Subsidiaries may incur Refinancing Indebtedness in exchange for, or the net proceeds of which are applied to refund, refinance or extend, Existing Indebtedness or other Indebtedness that was permitted by the Indenture to be incurred under this "Limitations on Additional Indebtedness and Subsidiary Preferred Stock" covenant except for Indebtedness incurred under clause (iii) or
        (iv) of this paragraph (b);

          (iii) the Company may incur any Indebtedness to any Subsidiary or any Subsidiary may incur any Indebtedness to the Company or to any Subsidiary;

          (iv) the Company and its Subsidiaries may incur any Indebtedness evidenced by letters of credit which are used in the ordinary course of business of the Company and its Subsidiaries to secure workers' compensation and other insurance coverages;

          (v) the Company and its Subsidiaries may incur Capitalized Lease Obligations and Attributable Indebtedness, in each case excluding Existing Indebtedness, but including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (v), in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Tangible Assets at such time; and

          (vi) the Subsidiaries of the Company may incur Indebtedness, including all Refinancing Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness incurred pursuant to this clause (vi), in an aggregate principal amount at any time outstanding not to exceed $250,000,000, in addition to Existing Indebtedness and other Indebtedness permitted to be incurred by Subsidiaries of the Company pursuant to the foregoing clauses
       (ii)-(v).

       (c) Notwithstanding the foregoing, the Company may permit any Subsidiary which is a partnership formed to operate a single healthcare facility to issue or create Preferred Stock, provided that the aggregate amount of all such Preferred Stock outstanding after giving effect to such issuance or creation shall not exceed 1% of Consolidated Tangible Assets as of the date of such issuance or creation.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

     Limitations on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) after giving effect to the proposed Restricted Payment, the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after September 25, 2000, exceeds the sum of:

       (a) 50% of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing on July 1, 1997 to and including the fiscal quarter ended immediately prior to the date of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit),

       (b) the net cash proceeds from the issuance and sale of the Company's Capital Stock (other than to a Subsidiary of the Company) that is not Disqualified Stock during the period (taken as a single period) commencing with the Issue Date, and

       (c) $50,000,000; or

          (iii) the Company would not be able to incur an additional $1.00 of Indebtedness under the EBITDA Coverage Ratio in the "-- Limitations on Additional Indebtedness and Subsidiary Preferred Stock" covenant.

     Notwithstanding the foregoing, the Company may:

       (w) pay any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this "Limitations on Restricted Payments" covenant on the date of declaration;

       (x) retire shares of the Company's Capital Stock or the Company's or a Subsidiary of the Company's Indebtedness out of the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of the Company's Capital Stock (other than Disqualified Stock);

       (y) make Investments in Joint Ventures which, when added to the aggregate amount of all such other Investments made pursuant to this clause (y) (or such other Investments as would have been made pursuant to this clause (y) had such clause been in effect) after September 25, 2000, do not exceed 5% of Consolidated Tangible Assets at such time (with each such Investment being valued as of the date made and without regard to subsequent changes in value); and

       (z) make Investments which, when added to the aggregate amount of all such other Investments made pursuant to this clause (z) (or such other Investments as would have been made pursuant to this clause (z) had such clause been in effect) after September 25, 2000, do not exceed 2.5% of Consolidated Tangible Assets at such time (with each such Investment being valued as of the date made and without regard to subsequent changes in value);

provided, however, that each Restricted Payment described in clause (w) or (x) above shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (ii) of the immediately preceding paragraph.


     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.


     Limitations on Restrictions on Distributions from Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions in leases or other agreements that restrict the assignability thereof) on the ability of any Subsidiary of the Company to


          (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Subsidiaries,


          (ii) make loans or advances to the Company or any of its other Subsidiaries or


          (iii) transfer any of its properties or assets to the Company or any of its other Subsidiaries,


in each case except for encumbrances or restrictions existing under or by reason of

       (a) applicable law,

       (b) the Credit Agreements,

       (c) Existing Indebtedness,

       (d) any restrictions under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture and which was not incurred in anticipation or contemplation of the related acquisition, provided that such restrictions and encumbrances only apply to assets that were subject to such restrictions and encumbrances prior to the acquisition of such assets by the Company or its Subsidiaries,

       (e) restrictions or encumbrances replacing those permitted by clause (b),
    (c) or (d) above which, taken as a whole, are not materially more restrictive,

       (f) the Indenture,

       (g) any restrictions and encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions or encumbrances of the type described in this clause that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced,

       (h) any restrictions with respect to a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,

       (i) any agreement restricting the sale or other disposition of property securing Indebtedness if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances and

       (j) customary restrictions in purchase money debt or leases relating to the property covered thereby.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

     Limitations on Layering Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness that purports to be by its terms subordinated to any other Indebtedness of the Company or such Subsidiary, as the case may be, unless such Indebtedness is also expressly subordinated to the Exchange Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

     Limitations on Transactions with Affiliates. Neither the Company nor any of its Subsidiaries will, directly or indirectly, in one transaction or a series of transactions, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries or any Person (or any Affiliate of such Person) holding 10% or more of the Common Equity of the Company or any of its Subsidiaries, other than transactions in the ordinary course between the Company and its Subsidiaries or among Subsidiaries of the Company (an "Affiliate Transaction"), unless

          (i) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties;

          (ii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the disinterested members of the Board of Directors approving such Affiliate Transaction; and

          (iii) with respect to any such Affiliate Transaction involving aggregate payments in excess of $25,000,000, the Company delivers to the Trustee the certificates specified in clause (ii) above and an opinion of an independent investment banking firm of national standing in the United States, stating that such Affiliate Transaction is fair from a financial point of view to the Company or such Subsidiary, as the case may be;

provided,  however, that the foregoing clauses (ii) and (iii) shall not apply to
transactions   between   the   Company   or   any   of   its   Subsidiaries  and
MedCenterDirect, Inc. or Source Medical Solutions, Inc.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

     Limitations on Liens. The Company will not create or suffer to exist any Lien (other than Permitted Liens) on any of its assets, unless contemporaneously therewith:

          (i) in the case of any Lien securing an obligation that ranks pari passu with the Exchange Notes, effective provision is made to secure the Exchange Notes at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Exchange Notes, effective provision is made to secure the Exchange Notes with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation.

     Notwithstanding the above, the Company may, without securing the Exchange Notes, create or assume any Indebtedness which is secured by a Lien which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto, the Exempted Debt then outstanding does not exceed 10% of the total Consolidated Tangible Assets of the Company and its Subsidiaries at such time.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

     Limitations on Asset Sales. (a) The Company will not, and will not permit any of its Subsidiaries to, consummate any Asset Sale unless

          (i) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale,

          (ii) immediately before and immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing and

          (iii) at least 75% of the consideration received by the Company or such Subsidiary therefor is in the form of cash paid at the closing thereof; provided, however, that this clause (iii) shall not apply if, after giving effect to such Asset Sale, the aggregate principal amount of all notes or similar debt obligations and Fair Market Value of all equity securities received by the Company from all Asset Sales since September 25, 2000 (other than such notes or similar debt obligations and such equity securities converted into or otherwise disposed of for cash and applied in accordance with the second succeeding sentence) would not exceed 2.5% of Consolidated Tangible Assets at such time.

The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness and (y) any notes, securities or similar obligations or items of property received from such transferee that are immediately converted, sold or exchanged by the Company or such Subsidiary for cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of this "Limitations on Asset Sales" covenant. If at any time any non-cash consideration received by the Company or such Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this "Limitations on Asset Sales" covenant. A transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary will not be deemed to be an Asset Sale and a transfer of assets that constitutes a Restricted Payment and that is permitted under the covenant described under "--Limitations on Restricted Payments" will not be deemed to be an Asset Sale.

       (b) If the Company or any Subsidiary engages in an Asset Sale, the Company or such Subsidiary shall, no later than 360 days after such Asset Sale,

          (i) apply all or any of the Net Proceeds therefrom to repay Indebtedness that ranks pari passu with the Exchange Notes and is secured by the assets disposed of in the Asset Sale or to repay Bank Debt in accordance with the applicable provisions thereof,

          (ii) invest all or any part of the Net Proceeds therefrom in the lines of business of the Company or any of its Subsidiaries immediately prior to such investment or

          (iii) any combination of clauses (i) and (ii) above.

The amount of such Net Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds".

       (c) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company will be required to make an offer to purchase (an "Asset Sale Offer") from all Holders, an aggregate principal amount of Exchange Notes equal to the amount of such Excess Proceeds as follows:

          (i) The Company will make an Asset Sale Offer to all Holders in accordance with the procedures set forth in the Indenture to purchase the maximum principal amount (expressed as a multiple of $1,000) of Exchange Notes that may be purchased out of the amount (the "Asset Sale Payment Amount") of such Excess Proceeds.

          (ii) The offer price for the Exchange Notes will be payable in cash in an amount equal to 100% of the principal amount of the Exchange Notes tendered pursuant to such Asset Sale Offer, plus accrued and unpaid interest and Additional Interest, if any, to the date such Asset Sale Offer is consummated (the "Asset Sale Purchase Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Asset Sale Purchase Price of Exchange Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes.

          (iii) If the aggregate Asset Sale Purchase Price of Exchange Notes validly tendered and not withdrawn by holders thereof exceeds the Asset Sale Payment Amount, Exchange Notes to be purchased will be selected on a pro rata basis.

          (iv) Upon completion of such Asset Sale Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Asset Sale Offer was made shall be deemed to be zero.

     In the event that any other Indebtedness of the Company which ranks pari passu with the Exchange Notes ("Other Debt") requires an offer to purchase to be made to repurchase such Other Debt upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds to both purchase such Other Debt and to make an Asset Sale Offer, provided, that the purchase price of such other debt does not exceed 100% of the aggregate principal amount or accreted value thereof plus interest thereon. With respect to any Excess Proceeds, the Company shall make the Asset Sale Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Debt and the purchase date in respect thereof shall be the same as the purchase date in respect thereof pursuant to any Other Debt.

     With respect to any Asset Sale Offer effected pursuant to this "Limitations on Asset Sales" covenant, to the extent the aggregate principal amount of Exchange Notes and Other Debt, if any, tendered pursuant to such Asset Sale Offer and the concurrent offer to purchase with respect to such Other Debt, exceeds the Excess Proceeds, such Exchange Notes and Other Debt, if any, shall be purchased pro rata based on the aggregate principal amount of such Exchange Notes and such Other Debt tendered by each holder thereof.

     The Company will comply with any applicable securities laws and regulations in connection with an Asset Sale Offer.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.

     Limitations on Mergers and Consolidations. The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Exchange Notes or the Indenture, to any Person unless:

          (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Exchange Notes and the Indenture;

          (ii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction;

          (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the EBITDA Coverage Ratio of the Company or the Successor, as the case may be, would be such that the Company or the Successor, as the case may be, would be entitled to incur at least $1.00 of additional Indebtedness under the EBITDA Coverage Ratio test in the "-- Limitations on Additional Indebtedness and Subsidiary Preferred Stock" covenant; and

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or other disposition or assignment complies with the provisions of the Indenture.

     This covenant will not apply to the Exchange Notes after the occurrence of the Fall-Away Event.


CERTAIN COVENANTS OF THE COMPANY AFTER THE FALL-AWAY EVENT

     Set forth below are summaries of certain covenants contained in the Indenture that will apply to the Exchange Notes only after the occurrence of the Fall-Away Event.

     Limitations on Liens. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, create or incur any Lien of any kind securing Indebtedness for money borrowed upon any assets, whether now owned or hereafter acquired, of the Company or any such Subsidiary without equally and ratably securing the Exchange Notes by a Lien ranking ratably with and equally to such secured Indebtedness, except that the foregoing restriction shall not apply to: (i) Liens on assets of any corporation existing at the time such corporation becomes a Subsidiary; (ii) Liens on assets existing at the time of acquisition thereof, or to secure the payment of the purchase price of such assets, or to secure Indebtedness incurred or guaranteed by the Company or a Subsidiary for the purpose of financing the purchase price of such assets or improvements or construction thereon, which Indebtedness is incurred or guaranteed prior to, at the time of or within 360 days after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); (iii) Liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Company or a Subsidiary; (iv) Liens on any assets of the Company or a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or in favor of any political subdivision of any of the foregoing, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with industrial revenue or similar financing involving a political subdivision, agency or authority thereof); (v) Liens relating to accounts receivable of the Company or any of its Subsidiaries which have been sold, assigned or otherwise transferred to another Person in a transaction classified as a sale of accounts receivable in accordance with GAAP (to the extent the sale by the Company or the applicable Subsidiary is deemed to give rise to a Lien in favor of the purchaser thereof in such accounts receivable or the proceeds thereof); or (vi) any other Permitted Lien. Notwithstanding the above, the Company or any Subsidiary may, without securing the Exchange Notes, create or assume any Indebtedness which is secured by a Lien that would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the Exempted Debt (other than Attributable Indebtedness in respect of Sale and Leaseback Transactions involving leases not exceeding five years) then outstanding does not exceed 10% of the total Consolidated Tangible Assets of the Company and its Subsidiaries at such time.

     Limitation on Sale and Leaseback Transactions. Sale and Leaseback Transactions (except such transactions involving leases not exceeding five years) by the Company or any Subsidiary of any assets are prohibited unless (i) the Company or such Subsidiary would be entitled pursuant to clauses (i) through
(vi) contained in the covenant described under "-- Certain Covenants of the Company After the Fall-Away Event -- Limitations on Liens", to create, incur or permit to exist a lien on the assets to be leased in an amount at least equal to the Attributable Debt in respect of such transaction without equally and ratably securing the Exchange Notes, or (ii) the proceeds from the sale of the assets to be leased are at least equal to their fair market value and the proceeds are applied to the purchase or acquisition (or, in the case of real property, the construction) of assets or to the retirement of indebtedness.

     Limitations on Mergers and Consolidations. The Company will not consolidate with or merge into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any other Person, and the Company shall not permit any other Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (a) either the Company shall be the continuing corporation, or the successor entity (if other than the Company) formed by such consolidation or merger or into which the properties and assets of the Company substantially as an entirety are transferred or leased shall be a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Company under the Exchange Notes and the Indenture, and (b) immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default or Event of Default shall have occurred and be continuing. Upon assumption of the Company's obligations by an entity to whom such assets are transferred or leased, subject to certain exceptions, the Company shall be discharged from all obligations under the Exchange Notes and the Indenture.

     There are no covenants or other provisions in the Indenture providing for a put at the option of the holders of the Exchange Notes or an increase in the rate of interest borne by the respective Exchange Notes or that would otherwise afford holders of any of the Exchange Notes protection in the event of a recapitalization transaction or a highly leveraged transaction.

EVENTS OF DEFAULT

     An "Event of Default" means each one of the following events which shall have occurred and be continuing with respect to the Notes of a single maturity (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) default in the payment of any installment of interest upon any of such Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

          (ii) default in the payment of all or any part of the principal, or premium, if any, on any of such Notes as and when the same shall become due and payable either at its Stated Maturity, upon any redemption, by declaration or otherwise;

          (iii) failure by the Company to comply with its then applicable obligations or covenants described under the captions "-- Change of Control", "-- Certain Covenants of the Company Before the Fall-Away Event -- Limitations on Asset Sales" or "-- Limitations on Mergers and Consolidations";

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in such Notes or the Indenture (other than the covenants referred to in clauses
        (i), (ii) and (iii) above) for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of such outstanding Notes;

          (v) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary of the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary of the Company, whether such Indebtedness now exists or shall hereafter be created, if (i) such default results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness which has been so accelerated, aggregates $25,000,000 or more at any one time outstanding and (iii) such Indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 10 days after there shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of such outstanding Notes a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled; or

          (vi) certain events of bankruptcy, insolvency or reorganization involving the Company or any Significant Subsidiary of the Company.

     If an Event of Default (other than an Event of Default specified in clause
(vi) above relating to the Company) shall have occurred and be continuing under the Indenture with respect to the Notes of a particular maturity, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of such Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under such Notes to be due and payable. Upon effectiveness of such acceleration, the aggregate principal of, premium, if any, and interest on such outstanding Notes shall immediately become due and payable. If an Event of Default specified in clause (vi) above relating to the Company occurs, all outstanding Notes shall become due and payable without any further action or notice.

     In certain cases, the Holders of a majority in aggregate principal amount of such Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

     The Holders may not enforce the provisions of the Indenture or such Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of such Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of or premium, if any, or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders' interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may, at its option by a resolution of the Board of Directors, at any time, elect to have the obligations of the Company discharged with respect to the outstanding 2006 Exchange Notes, the outstanding 2011 Exchange Notes or all outstanding Exchange Notes ("Legal Defeasance") under the Indenture. Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by such outstanding Exchange Notes and to have satisfied all its other obligations under such Exchange Notes and the Indenture insofar as such Exchange Notes are concerned except for

          (i) the rights of Holders of such outstanding Exchange Notes to receive payments in respect of the principal of, premium, if any, and interest on such Exchange Notes when such payments are due on the Stated Maturity thereof (or, upon redemption, if applicable) from the trust fund established to effect such defeasance,

          (ii) the Company's obligations to issue temporary Exchange Notes, register the transfer or exchange of any such Exchange Notes, replace mutilated, destroyed, lost or stolen Exchange Notes, maintain an office or agency for payments in respect of such Exchange Notes and segregate and hold such payments in trust,

          (iii) the rights, powers, trusts, duties and immunities of the Trustee and

          (iv) the defeasance provisions of the Indenture.

In addition, the Company may, at its option by a resolution of the Board of Directors, at any time, elect to have the obligations of the Company released with respect to certain covenants set forth in the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default, with respect to such Exchange Notes ("Covenant Defeasance").

   In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

          (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, cash in U.S. dollars, or U.S. government obligations, or, in the case of Covenant Defeasance, corporate obligations rated at least "A" by S&P or at least "A" by Moody's or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, and interest on such outstanding Exchange Notes on the Stated Maturity thereof (or upon redemption, if applicable) of such principal, premium, if any, or installment of interest;

          (ii) no Default or Event of Default with respect to such Exchange Notes will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (vi) of "-- Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

          (iii) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound;

          (iv) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the Issue Date there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (v) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

          (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

TRANSFER AND EXCHANGE

     A Holder will be able to register the transfer of or exchange Exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required

          (i) to register the transfer of or exchange any Exchange Note selected for redemption,

          (ii) to register the transfer of or exchange any Exchange Note for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing or

          (iii) to register the transfer or exchange of an Exchange Note between a record date and the next succeeding interest payment date.

The registered Holder will be treated as the owner of such Exchange Note for all purposes.


AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes, as to a single maturity of Notes or as to all of the Notes, may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for such Notes) of the Holders of a majority in principal amount of such Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on such Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for such Notes) of the Holders of a majority in principal amount of such Notes then outstanding; provided that without the consent of each Holder affected, the Company and the Trustee may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, such Note or alter the optional redemption provisions thereof;

          (ii) reduce the principal amount of, or premium, if any, or interest on, such Note or extend the time of payments under the Notes;

          (iii) modify the ranking of such Notes in a manner adverse to the Holder;

          (iv) change the place or currency of payment of principal of, or premium, if any, or interest on, such Note;

          (v) alter the provisions with respect to the obligation of the Company to make a Change of Control Offer in accordance with "-- Change of Control" above or to make an Asset Sale Offer in accordance with "-- Certain Covenants of the Company Before the Fall-Away Event -- Limitations on Asset Sales" above;

          (vi) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; or

          (vii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults or Events of Default.

     Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes, as to a single maturity of Notes or as to all of the Notes:

          (i) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interest of the Holders;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption by a successor corporation of the Company's obligations under the Indenture;

          (iv) to add guarantees with respect to the Notes;

          (v) to secure the Notes;

          (vi) to add to the covenants of the Company or the Events of Default for the benefit of Holders;

          (vii) to surrender any right or power conferred on the Company; or

          (viii) to make any other change that does not adversely affect the rights of any Holder or to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

     It will not be necessary under the Indenture for the consent of Holders to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons shall continue to be Holders after such record date.

CONCERNING THE TRUSTEE

     National City Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes. National City Bank is a lender under our $1,750,000,000 revolving credit facility with Bank of America, N.A., and other participating banks. The Indenture contains certain limitations on the rights of the Trustee, if it has or acquires a "conflicting interest" within the meaning of the Trust Indenture Act, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if the Trustee acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The Holders of a majority in principal amount of the then outstanding 2006 Notes or 2011 Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such Notes, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

     The Indenture and the Exchange Notes provide that they will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY; DELIVERY AND FORM

     The Exchange Notes will be represented by one or more global notes (the "Global Notes") in definitive form. The Global Notes will be deposited, on or promptly after the expiration date of the exchange offer, with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Note Holder"). DTC will maintain the Exchange Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

     DTC has advised the Company as follows:

     DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear Bank as operator of The Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream") (collectively, the "Participants" or the "Depositary's Participants"), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary's Participants or the Depositary's Indirect Participants. Pursuant to procedures established by DTC, ownership of the Exchange Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary's Participants) and the records of the Depositary's Participants (with respect to the interests of the Depositary's Indirect Participants).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Exchange Notes will be limited to such extent.

     So long as the Global Note Holder is the registered owner of any Exchange Notes, the Global Note Holder will be considered the sole holder of outstanding Exchange Notes represented by such Global Notes under the Indenture. Except as provided below, owners of Exchange Notes will not be entitled to have Exchange Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Exchange Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Exchange Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names any Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Exchange Notes (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

     Exchange Notes in registered certificated form ("Certificated Notes") will not generally be issued in exchange for beneficial interests in the Global Notes. Subject to certain conditions, however, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Certificated Notes. Upon any such issuance, the Trustee is required to register Certificated Notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (1) the Company notifies the

Trustee in writing that DTC is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Exchange Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Exchange Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Exchange Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms used in the Indenture.

     "Acquired Indebtedness" means (i) with respect to any Person that becomes a Subsidiary of the Company after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company and (ii) with respect to the Company or any of its Subsidiaries, any Indebtedness assumed by the Company or any of its Subsidiaries in connection with the acquisition of an asset from another Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or by such Subsidiary), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries sell, lease, convey or otherwise dispose of:

          (i) all or substantially all of the Capital Stock of any of such Person's Subsidiaries,

          (ii) assets which constitute all or substantially all of any division or line of business of such Person or any of its Subsidiaries, or

          (iii) any other assets of such Person or any of its Subsidiaries, other than in the ordinary course of business, provided, that the Fair Market Value thereof shall be at least 1% of Consolidated Tangible Assets at such time;

provided, however, that the following shall not constitute Asset Sales:

       (a) transactions between the Company and any of its Wholly Owned Subsidiaries or among such Wholly Owned Subsidiaries;

       (b) any transaction not prohibited by the covenant described under "-- Certain Covenants of the Company Before the Fall-Away Event -- Limitations on Restricted Payments" or that constitutes a Permitted Investment;

       (c) any transfer of assets (including Capital Stock) that is governed by and in accordance with the provisions described under "-- Certain Covenants of the Company Before the Fall-Away Event -- Limitations on Mergers and Consolidations" or the creation of any Lien not prohibited by the covenant described under "-- Certain Covenants of the Company Before the Fall-Away Event -- Limitations on Liens"; or

       (d) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer either used or useful in the business of the Company or its Subsidiaries.

     "Attributable Indebtedness" when used with respect to any Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semiannual basis) of the total obligations of the lessee for rental payments, after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease, during the remaining term of the lease included in any such Sale and Leaseback Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty); provided, that the Attributable Indebtedness with respect to a Sale and Leaseback Transaction shall be no less than the fair market value of the property subject to such Sale and Leaseback Transaction.

     "Bank Debt" means all obligations of the Company and its Subsidiaries, now or hereafter existing under (i) the Credit Agreements, whether for principal, interest, reimbursement of amounts drawn under letters of credit issued pursuant thereto, guarantees in respect thereof, fees, expenses, premiums, indemnities or otherwise, and (ii) any Indebtedness incurred by the Company to extend, refund, supplement, refinance or replace, in whole or in part, such Bank Debt, including any interest and premium on any such Indebtedness.

     "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership, joint venture and limited liability company interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Capitalized Lease Obligations" of any Person means the obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change of Control" means the occurrence at any time before the Fall-Away Event of any of the following:

          (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons;

          (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a Wholly Owned Subsidiary of the Company in which all shares of the Company's Common Equity outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Company's Common Equity would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Company in which the holders of the Company's Common Equity immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power of all classes of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such consolidation or merger in substantially the same proportion as their ownership of the Company's Common Equity immediately before such transaction;

          (iii) any person, or any persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, together with any affiliates thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act) at least 50% of the total voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors of the Company;

          (iv) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

          (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at the time.

     "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Amortization Expense" of any Person for any period means the amortization expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

     "Consolidated Depreciation Expense" of any Person means the depreciation expense of such Person and its Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income of such Person), determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" of any Person means, with respect to any determination date, Consolidated Net Income, plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Depreciation Expense, plus (iii) Consolidated Amortization Expense, plus (iv) Consolidated Interest Expense, plus (v) all other unusual non-cash items or non-recurring non-cash items reducing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, and less all non-cash items increasing Consolidated Net Income of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, in each case, for such Person's prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date.

     "Consolidated Income Tax Expense" means, for any Person for any period, the provision for taxes based on income and profits of such Person and its Subsidiaries to the extent such provision for income taxes was deducted in computing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" of any Person for any period means, without duplication, (i) the Interest Expense of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus
(ii) (to the extent not otherwise included within the definition of Interest Expense as imputed interest) one-third of the rental expense on Attributable Indebtedness of such Person for such period determined on a consolidated basis, plus (iii) the dividend requirements of such Person and its Subsidiaries with respect to Disqualified Stock and with respect to all other Preferred Stock of Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than Disqualified Stock) of such Person or such Subsidiary)) paid, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Net Income" of any Person for any period means the net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (i) the net income (or loss) of any Person (other than a Subsidiary of the referent Person) in which any Person other than the referent Person has an ownership interest, except to the extent that any such income has actually been received by the referent Person or any of its Wholly Owned Subsidiaries in the form of dividends or similar distributions during such period;

          (ii) except to the extent includible in the consolidated net income of the referent Person pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrues prior to the date that (a) such Person becomes a Subsidiary of the referent Person or is merged into or consolidated with the referent Person or any of its Subsidiaries or (b) the assets of such Person are acquired by the referent Person or any of its Subsidiaries;

          (iii) the net income of any Subsidiary of the referent Person (other than a Wholly Owned Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

          (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the referent Person or any of its Subsidiaries upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the referent Person or any of its Subsidiaries or (b) any Asset Sale by the referent Person or any of its Subsidiaries;

          (v) any extraordinary gain or extraordinary loss, together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or extraordinary loss, realized by the referent Person or any of its Subsidiaries during such period; and

          (vi) in the case of a successor to such Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets.

     "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Subsidiaries (excluding any equity adjustment for foreign currency translation for any period subsequent to the Issue Date) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Subsidiaries.

     "Consolidated Tangible Assets" of any Person as of any date means the total assets of such Person and its Subsidiaries (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Issue Date in the book value of any asset owned by such Person or any of its Subsidiaries.

     "Credit Agreements" means (i) the Credit Agreement dated as of June 23, 1998 by and among the Company, as borrower, Bank of America, N.A. (as successor to Nationsbank, National Association), as Administrative Agent and Arranger, J.P. Morgan Securities Inc., Deutsche Bank AG and Scotiabanc, Inc., as Syndication Agents and Co-Arrangers, and the other lenders party thereto from time to time, together with the related documents thereto, including, without limitation, any security documents, if any, and all exhibits and schedules thereto, and (ii) any other credit agreement entered into by the Company or any of its Subsidiaries for money borrowed from or guaranteed to persons, firms or corporations which engage in the business of lending money, in order to provide funding for the acquisition and development of healthcare facilities or to provide for working capital needs and other corporate purposes, including, in the case of clause (i) or (ii) above, any agreement or agreements relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same lender, and whether or not the principal amount or amount of letters of credit outstanding thereunder or the interest rate payable in respect thereof shall be thereby increased, in each case as amended and in effect from time to time.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity date of the Exchange Notes.

     "EBITDA Coverage Ratio" with respect to any period means the ratio of (i) Consolidated EBITDA of the Company to (ii) the aggregate amount of Consolidated Interest Expense of the Company for such period; provided, however, that if any calculation of the Company's EBITDA Coverage Ratio requires the use of any quarter prior to the Issue Date, such calculation shall be made on a pro forma basis, giving effect to the issuance of the Private Notes and the use of the net proceeds therefrom as if the same had occurred at the beginning of the four-quarter period used to make such calculation; and provided further that if any such calculation requires the use of any quarter prior to the date that any Asset Sale was consummated, or that any Indebtedness was incurred, or that any acquisition of a hospital or other healthcare facility or any assets purchased outside the ordinary course of business was effected, by the Company or any of its Subsidiaries, such calculation shall be made on a pro forma basis, giving effect to each such Asset Sale, incurrence of Indebtedness or acquisition, as the case may be, and the use of any proceeds therefrom, as if the same had occurred at the beginning of the four-quarter period used to make such calculation.

   "Eligible Investments" of any Person means Investments of such Person in:

          (i) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations;

          (ii) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by S&P or A2 or higher by Moody's;

          (iii) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

          (iv) a certificate of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (a) insured by the Federal Deposit Insurance Corporation or (b) properly secured by such bank by pledging direct obligations of the United States of America having a market value of not less than the face amount of such deposits;

          (v) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by S&P or P-1 or higher by Moody's or

          (vi) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating of, or evidencing the full recourse obligation of a person whose senior debt is rated, A or higher by S&P or A2 or higher by Moody's.

     "Equity Offering" means a primary offering of Capital Stock of the Company (other than Disqualified Stock or Preferred Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act and declared effective by the staff of the Commission.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempted Debt" means the sum of the following as of any date of determination: (i) Indebtedness of the Company and its Subsidiaries incurred after the Issue Date and secured by Liens not otherwise permitted by the then applicable "-- Limitations on Liens" covenant and (ii) Attributable Indebtedness of the Company and its Subsidiaries in respect of every Sale and Leaseback Transaction entered into after the Issue Date.

     "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the Issue Date.

     "Fair Market Value" of any asset or items means the fair market value of such asset or items as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors.

     "Fall-Away Event" means the Exchange Notes shall have been rated Investment Grade and, if no Event of Default or Default shall have occurred and be continuing at such time, the Company shall have delivered to the Trustee an Officers' Certificate certifying as to the foregoing.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, as from time to time in effect.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

   "Indebtedness" of any Person at any date means, without duplication:

          (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

          (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted by the Indenture or that protect the Company and/or its Subsidiaries against changes in foreign exchange rates);

          (v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business;

          (vi) all Capitalized Lease Obligations of such Person;

          (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (viii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee;

          (ix) all Attributable Indebtedness; and

          (x) all Disqualified Stock of such Person and its Subsidiaries and all other Preferred Stock of Subsidiaries of such Person valued at the greater of (a) the voluntary or involuntary liquidation preference of such Disqualified Stock or such Preferred Stock, as the case may be, and
        (b) the aggregate amount payable upon purchase, redemption, defeasance or payment of such Disqualified Stock or such Preferred Stock, as the case may be.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations plus past due interest as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

     "Interest Expense" of any Person for any period means the aggregate amount of interest which, in accordance with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation or duplication, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount and all other non-cash interest expense other than interest amortized to cost of sales) plus the aggregate amount, if any, by which such interest expense was reduced as a result of the amortization of deferred debt restructuring credits for such period.

     "Investment Grade" means (i) a rating of BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (ii) the equivalent in respect of the Rating Categories of any other Rating Agencies; provided, however, that if such rating is BBB- in the case of S&P, or Baa3 in the case of Moody's (or the equivalent in respect of the Rating Categories of any other Rating Agencies), then such rating also shall not be accompanied by a negative outlook, negative credit watch or review for possible downgrade (or the equivalent thereof), as the case may be.

   "Investments" of any Person means:

          (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

          (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person;

          (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person; and

          (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means September 28, 2001, the date the Private Notes were initially issued.

     "Joint Venture" means any Person at least a majority of whose revenues result from healthcare related businesses or facilities.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any financing lease in the nature thereof, any agreement to sell, and any filing of, or agreement to give, any financing statement (other than notice filings not perfecting a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Proceeds" with respect to any Asset Sale means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any of its Subsidiaries from such Asset Sale (including, without limitation, cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale or the transfer of the proceeds of such Asset Sale to the Company or any of its Subsidiaries, (b) payment of all commissions and other fees and expenses related to such Asset Sale and (c) deduction of an appropriate amount to be provided by the Company or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or otherwise disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale (including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters) or against any indemnification obligations associated with the sale or other disposition of the assets sold or otherwise disposed of in such Asset Sale and
(ii) all non-cash consideration received by the Company or any of its Subsidiaries from such Asset Sales upon the liquidation or conversion of such consideration into cash.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company in their official (and not individual) capacities; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the taking of any action under the Indenture shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in the Indenture relating thereto and
(ii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "Opinion of Counsel" means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of the Indenture.

   "Permitted Investments" means:

          (i) capital contributions, advances or loans to the Company by any Subsidiary or by the Company or any of its Subsidiaries to a Subsidiary of the Company;

          (ii) the acquisition and holding by the Company and each of its Subsidiaries of receivables owing to the Company and such Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (iii) the acquisition and holding by the Company and its Subsidiaries of cash and Eligible Investments;

          (iv) Investments in any Person as a result of which such other Person becomes a Subsidiary of the Company or is merged into or consolidated with or transfers all or substantially all of its assets to the Company or any of its Subsidiaries; and

          (v) the making of an Investment by the Company, directly or through a Wholly Owned Subsidiary, in a Wholly Owned Subsidiary formed solely for the purpose of insuring the healthcare business and facilities owned or operated by the Company or a Subsidiary and any physician employed by or on the staff of any such business or facility (the "Insurance Subsidiary"), provided that the amount invested in such Insurance Subsidiary does not exceed $15,000,000.

   "Permitted Liens" means:

          (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings;

          (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves or other provisions have been made in accordance with GAAP;

          (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits due in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business;

          (v) attachment or judgment Liens not giving rise to a Default or an Event of Default;

          (vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (vii) leases or subleases granted to others not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (viii) Liens with respect to any Acquired Indebtedness; provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets by the Company or its Subsidiaries and, with respect to Indebtedness other than Indebtedness ranking pari passu with the Exchange Notes, not incurred in anticipation or contemplation of such acquisition;

          (ix) Liens securing Bank Debt or Refinancing Indebtedness; provided, in the case of Refinancing Indebtedness, that such Liens only extend to the assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such assets;

          (x) purchase    money    mortgages    (including   Capitalized   Lease
        Obligations);

          (xi) Liens existing on the Issue Date;

          (xii) Liens on assets of any Subsidiary of the Company securing Indebtedness of such Subsidiary, provided that such Indebtedness is permitted to be incurred by the terms of the Indenture;

          (xiii) bankers' liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of the Company or any Subsidiary;

          (xiv) the interest of any issuer of a letter of credit in any cash or Eligible Investment deposited with or for the benefit of such issuer as collateral for such letter of credit; provided that the Indebtedness so collateralized is permitted to be incurred by the terms of the Indenture;

          (xv) any Lien consisting of a right of first refusal or option to purchase the Company's ownership interest in any Subsidiary or to purchase assets of the Company or any Subsidiary of the Company, which right of first refusal or option is entered into in the ordinary course of business; and

          (xvi) the Lien granted to the Trustee pursuant to the trust created pursuant to "--Satisfaction and Discharge of Indenture; Defeasance" above and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of the Company.

     "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Preferred Stock" means with respect to any Person all Capital Stock of such Person which has a preference in liquidation or a preference with respect to the payment of dividends or distributions of operating profit or cash.

     "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Exchange Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1", "2" or "3"):
Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Refinancing Indebtedness" means Indebtedness incurred in exchange for, or the net proceeds of which are applied to refund, refinance or extend, any Indebtedness, provided that:

          (i) the Refinancing Indebtedness is the obligation of the same Person (or if the Indebtedness being refinanced is an obligation of one or more Subsidiaries of the Company, such Refinancing Indebtedness may be incurred by the Company or one or more other Subsidiaries of the Company) and is subordinated to the Exchange Notes, if at all, to the same extent as the Indebtedness being refunded, refinanced or extended;

          (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the Indebtedness being refunded, refinanced or extended;

          (iii) the Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended;

          (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets that the Indebtedness being refunded, refinanced or extended is secured; and

          (v) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended (except for issuance costs and increases in Attributable Indebtedness due solely to increases in the present value calculations resulting from renewals or extensions of the terms of the underlying leases in effect on the Issue Date).

   "Restricted Payment" means with respect to any Person:

          (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person shall not constitute a Restricted Payment);

          (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's or such Person's Subsidiaries' Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly;

          (iii) any payment on account of the purchase, redemption, retirement, defeasance or other acquisition for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, of Subordinated Indebtedness of the Company or its Subsidiaries;

          (iv) the incurrence, creation or assumption of any guarantee of Indebtedness of any Affiliate (other than a Subsidiary of the Company); or

          (v) the making of any Investment in any Person (other than Permitted Investments);

provided, however, that with respect to the Company and its Subsidiaries, Restricted Payments shall not include any payment described in clause (i), (ii) or (iii) above made (1) to the Company or any of its Wholly Owned Subsidiaries by any of the Company's Subsidiaries or (2) by the Company to any of its Wholly Owned Subsidiaries or (3) by any Subsidiary, provided that the Company or another Subsidiary receives its proportionate share thereof.

     "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., and its successors.

     "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     "Secretary's Certificate" means a certificate signed by the Secretary or any Assistant Secretary of the Company in his or her official (and not individual) capacity.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means a Subsidiary of the Company which at the time of determination either (i) had tangible assets which, as of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of Consolidated Tangible Assets as of such date, or (ii) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total consolidated revenues for such period.

     "Stated Maturity" when used with respect to any security or any installment of interest thereon, means that date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

     "Subordinated Indebtedness" of any Person means any Indebtedness of such Person that is subordinated in right of payment to the Exchange Notes.

     "Subsidiary" of any Person means (i) any corporation of which Common Equity having ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least 50% of the Common Equity of such entity and has the authority to manage such entity on a day-to-day basis.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness or portion thereof (if applicable) into (ii) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for director's qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

                       MATERIAL U.S. FEDERAL INCOME TAX
                          CONSEQUENCES OF THE EXCHANGE

     The following is a discussion of the material United States federal income tax considerations generally applicable to the exchange offer that are relevant to holders of Private Notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.

     This discussion does not deal with all aspects of United States federal income taxation that may be important to holders of Notes, and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is for general information only, and does not purport to address all tax consequences that may be important to particular holders in light of their personal circumstances, or to certain types of holders (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who hold the Exchange Notes in connection with a straddle, hedge, conversion transaction or constructive sale transaction or United States persons whose functional currency is not the U.S. dollar) that may be subject to special rules. This discussion assumes that each holder holds the Notes as a capital asset within the meaning of section 1221 of the Code.

     For the purpose of this discussion, a "Non-U.S. Holder" refers to any beneficial owner of a Note who is not a United States person. The term "United States person" means a citizen or resident of the United States, a corporation or partnership (including any entity taxed as a partnership for United States federal income tax purposes) organized in the United States or any state thereof, an estate, the income of which is includible in income for United States federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, the term "Non-U.S. Holder" does not include a trust which has elected under applicable Treasury Regulations to retain its pre-August 20, 1996 classification as a United States person.

     HOLDERS OF THE PRIVATE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF EXCHANGE NOTES AND THE EFFECT THAT THEIR PARTICULAR CIRCUMSTANCES MAY HAVE ON SUCH TAX CONSEQUENCES.

CONSEQUENCES OF THE EXCHANGE OFFER TO EXCHANGING AND NONEXCHANGING HOLDERS

     The exchange of a Private Note for an Exchange Note pursuant to the exchange offer will not constitute a taxable exchange for United States federal income tax purposes because the Exchange Note will not be considered to differ materially in kind or extent from the Private Note exchanged therefor. Accordingly, the Exchange Note will be treated for United States federal income tax purposes as a continuation of the Private Note in your hands, with the result that (i) you will not recognize any gain or loss on the exchange; (ii) the holding period for the Exchange Note will include the holding period for the Private Note for which it was exchanged; and (iii) the adjusted tax basis of the Exchange Note immediately after the exchange will be the same as the adjusted tax basis of the Private Note for which it was exchanged.

     The exchange offer will not have any United States federal income tax consequences to a nonexchanging holder of Private Notes.

TAX CONSIDERATIONS APPLICABLE TO UNITED STATES PERSONS

     Interest on Exchange Notes. Interest paid on the Exchange Notes will be taxable to a holder as ordinary interest income at the time that such interest is accrued or (actually or constructively) received in accordance with the holder's method of tax accounting and in the amount of each payment.

     Sale or Exchange of Exchange Notes. In general, a holder of the Exchange Notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of the Exchange Notes measured by the difference between the amount of cash and the fair market value of any property received (except to the extent attributable to the payment of accrued interest, which will be taxable as such) and the holder's adjusted tax basis in the Exchange Notes. A holder's adjusted tax basis in the Exchange Notes generally will equal the cost of the Private Notes to the holder increased by the amount of market discount, if any, previously taken into income by the holder or decreased by any bond premium theretofore amortized by the holder with respect to the Notes. Subject to the market discount rules discussed below, the gain or loss on the disposition of the Exchange Notes will be capital gain or loss and will be long-term gain or loss if the Exchange Notes have been held for more than one year at the time of such disposition.

     Market Discount. The resale of the Exchange Notes may be affected by the "market discount" provisions of the Code. For this purpose, but subject to a de minimis exception, the market discount on an Exchange Note will generally be equal to the amount, if any, by which the stated redemption price at maturity of the Private Note exceeds the holder's tax basis in the Private Note immediately after its acquisition. Unless the election described below is made to include accrued market discount in income currently, these provisions generally require a holder of a Private Note acquired at a market discount to treat as ordinary income any gain recognized on the disposition of the Exchange Note received in the exchange offer to the extent of the "accrued market discount" on the Exchange Note at the time of disposition. In general, market discount on a Note will be treated as accruing on a straight-line basis over the term of the Note, or, at the election of the holder, under a constant yield method. Holders may elect to include accrued market discount in income currently with respect to all market discount bonds acquired on or after the first day of the first taxable year for which the election is effective and for any such bond on either a straight-line or constant yield basis. In the absence of such election, a holder of Notes acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the Private Notes or the Exchange Notes until the Exchange Notes are disposed of in a taxable transaction.

TAX CONSIDERATIONS APPLICABLE TO NON-U.S. HOLDERS

     Interest on Exchange Notes. Generally, and assuming certain certification requirements are satisfied (which include identification of the beneficial owner of Exchange Notes), interest paid on the Exchange Notes to a Non-U.S. Holder will not be subject to United States federal income tax if: (i) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder and (ii) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all classes of stock of the Company entitled to vote, is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business and is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code.

     The certification requirements mentioned above generally require that either (i) the beneficial owner of an Exchange Note certify to us (or our paying agent) that such beneficial owner is a Non-U.S. Holder and provide such owner's name, address and taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the Exchange Note on behalf of the beneficial owner certifies that such certificate has been received from the beneficial owner and a copy of such certificate is furnished to us (or our paying agent). Applicable Treasury Regulations also provide alternative methods for satisfying the certification requirements. These regulations also require, in the case of Exchange Notes held by a foreign partnership, that (i) the certification be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a U.S. taxpayer identification number (if required). A look-through rule applies in the case of tiered partnerships.

     A holder that is not exempt from tax under these rules will be subject to United States federal income tax withholding at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally. Corporate Non-U.S. Holders that receive interest income that is effectively connected with the conduct of a trade or business within the United States may also be subject to an additional "branch profits" tax on such income. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

     Sale or Exchange of Exchange Notes. A Non-U.S. Holder generally will not be subject to United States federal income tax on gain recognized upon the sale or other disposition of the Exchange Notes unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder; (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds the Exchange Notes as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other circumstances are present; or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States federal income tax law applicable to certain United States expatriates. Corporate Non-U.S. Holders recognizing effectively connected gain may also be subject to an additional "branch profits" tax on such gain. Non-U.S. Holders should consult applicable income tax treaties, which may provide different rules.

     Federal Estate Tax. An Exchange Note beneficially owned by an individual who is not domiciled in the United States for United States federal estate tax purposes at the time of his or her death generally will not be subject to United States federal estate tax as a result of such individual's death, provided that
(i) such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and (ii) interest payments with respect to such Exchange Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     United States Persons. Information reporting and backup withholding may apply to payments of interest on or the proceeds of the sale or other disposition of the Exchange Notes with respect to certain non-corporate United States persons. Such United States persons generally will be subject to backup withholding unless the recipient of the payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the United States person's federal income tax, upon furnishing the required information to the IRS.

     Non-U.S. Holders. Generally, information reporting and backup withholding of United States federal income tax may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders if the payee fails to certify that the holder is not a United States person or if the Company or its paying agent has actual knowledge that the payee is a United States person. The backup withholding tax generally will not apply to interest paid to Non-U.S. Holders outside the United States that are subject to 30% withholding as discussed above (see "Tax Considerations Applicable to Non-U.S. Holders-Interest on Exchange Notes") or that perfect their eligibility for the benefits of a tax treaty that reduces or eliminates such withholding.

     The payment of the proceeds on the disposition of the Exchange Notes to or through the United States office of a United States or foreign broker will be subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The payment of the proceeds of the disposition by a Non-U.S. Holder of the Exchange Notes to or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, a foreign person 50% or more of whose gross income from all sources for certain periods is from activities that are effectively connected with a United States trade or business or a foreign partnership in which United States persons hold more than 50% of the income or capital interests or which is engaged in a United States trade or business at any time during its tax year, information reporting will apply unless the broker has documentary evidence of the owner's foreign status as a

Non-U.S. Holder and has no actual knowledge to the contrary or unless the owner otherwise establishes an exemption. Both backup withholding and information reporting may apply to the proceeds from the disposition if the broker has actual knowledge that the payee is a United States person.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of Exchange Notes received in exchange for Private Notes where the broker-dealer acquired the Private Notes as a result of market-making activities or other trading activities. We have agreed that for a period of up to 180 days after the date on which the registration statement is declared effective (subject to extension under certain circumstances), we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale.

     We will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Broker-dealers may sell Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell Exchange Notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on any resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify you against liabilities under the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives Exchange Notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of Exchange Notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requests the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Exchange Notes to be issued pursuant to the exchange offer will be passed upon by Haskell Slaughter Young & Rediker, L.L.C., Birmingham, Alabama.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article NINTH of the HEALTHSOUTH Certificate contains a provision eliminating or limiting director liability to HEALTHSOUTH and its stockholders for monetary damages arising from acts or omissions in the director's capacity as a director. The provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to HEALTHSOUTH or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of HEALTHSOUTH protection against awards of monetary damages resulting from breaches of their duty of care (except as indicated above). As a result of this provision, the ability of HEALTHSOUTH or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     Section 145 of the DGCL grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article NINTH of the HEALTHSOUTH Certificate and Article IX of the HEALTHSOUTH Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director, officer, employee, or agent of HEALTHSOUTH who, by reason of the fact that he or she is a director, officer, employee, or agent of HEALTHSOUTH, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director, officer, employee, or agent in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL.

     HEALTHSOUTH has entered into agreements with all of its directors and its executive officers pursuant to which HEALTHSOUTH has agreed to indemnify such directors and executive officers against liability incurred by them by reason of their services as a director or executive officer to the fullest extent allowable under applicable law.

ITEM 21. EXHIBITS.

 EXHIBIT
   NO.                                            DESCRIPTION
--------      ----------------------------------------------------------------------------------
(3)-1    --   Restated Certificate of Incorporation of HEALTHSOUTH
              Corporation, filed as Exhibit (3)-1 to the Company's Current
              Report on Form 8-K, dated May 28, 1998, is hereby incorporated by reference.

(3)-2    --   By-laws of HEALTHSOUTH Corporation.

(4)-1    --   Indenture, dated September 28, 2001, between HEALTHSOUTH
              Corporation and National City Bank, as Trustee, relating to the
              Company's 7 3/8% Senior Notes due 2006 and the Company's 8 3/8%
              Senior Notes due 2011, filed as Exhibit 4-1 to the Company's
              Quarterly Report on Form 10-Q for the Period Ended September 30,
              2001, is hereby incorporated by reference.

(4)-2       --   Registration Rights Agreement, dated September 28, 2001, among HEALTHSOUTH
                 Corporation and UBS Warburg LLC, Deutsche Banc Alex. Brown Inc., First Union
                 Securities, Inc., J.P. Morgan Securities, Inc., Lehman Brothers Inc., Scotia Capital
                 (USA) Inc., Jefferies & Company, Inc., BNY Capital Markets, Inc., Fleet Securities,
                 Inc., and NatCity Investments, Inc., relating to the Company's 7 3/8% Senior Notes due 2006 and the Company's 8 3/8% Senior Notes due 2011, filed as Exhibit 4-2 to the
                 Company's Quarterly Report on Form 10-Q for the Period Ended September 30,
                 2001, is hereby incorporated by reference.

(5)         --   Opinion of Haskell Slaughter Young & Rediker, L.L.C., regarding legality of the
                 Exchange Notes.
(8)         --   Opinion of Haskell Slaughter Young & Rediker, L.L.C., regarding certain federal income tax consequences of the exchange.

(12)        --   Statement of Computation of Ratio of Earnings to Fixed Charges.

(23)-1      --   Consent of Ernst & Young LLP.

(23)-2      --   Consent of Haskell Slaughter Young & Rediker, L.L.C. (included in the opinion filed as Exhibit (5)).

(24)        --   Powers of Attorney. See signature pages of this registration statement.

(25)        --   Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation
                 Designated to Act as Trustee on Form T-1, relating to National City Bank.

(99)-1      --   Form of Letter of Transmittal.

(99)-2      --   Form of Notice of Guaranteed Delivery.

(99)-3      --   Form of Letter to Clients.

(99)-4      --   Form of Letter to Depository Trust Company Participants.

(99)-5      --   Form of Instruction to Book-Entry Transfer Participant.

(99)-6      --   Form of Guidelines for Certification of Taxpayer Identification Number on Substitute
                 Form W-9.

(99)-7      --   Form of Exchange Agent Agreement.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on November 19, 2001.

                                     HEALTHSOUTH CORPORATION


                                     By  /s/ Richard M. Scrushy
                                       ---------------------------
                                            Richard M. Scrushy
                                         Chairman of the Board and
                                          Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard M. Scrushy and William T. Owens, and each of them, his attorney-in-fact with powers of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instruments he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                           TITLE                     DATE
---------------------------------   ----------------------------   ------------------
     /s/ Richard M. Scrushy           Chairman of the Board        November 19, 2001
---------------------------------  and Chief Executive Officer
         Richard M. Scrushy               and Director

    /s/  Weston L. Smith              Executive Vice President     November 19, 2001
 ---------------------------------    and Chief Financial Officer
         Weston L. Smith              (Principal Financial and
                                        Accounting Officer)

     /s/ William T. Owens                     Director             November 19, 2001
 ---------------------------------
         William T. Owens

     /s/ Phillip C. Watkins                   Director             November 19, 2001
 ---------------------------------
         Phillip C. Watkins

     /s/ George H. Strong                     Director             November 19, 2001
 ---------------------------------
         George H. Strong

      /s/ C. Sage Givens                      Director             November 19, 2001
 ---------------------------------
          C. Sage Givens

     /s/ Charles W. Newhall III               Director             November 19, 2001
 ---------------------------------
         Charles W. Newhall III

     /s/ John S. Chamberlin                   Director             November 19, 2001
 ----------------------------------
         John S. Chamberlin

            SIGNATURE                  TITLE            DATE
---------------------------------   ----------   ------------------
      /s/ Joel C. Gordon            Director    November 19, 2001
 ---------------------------------
          Joel C. Gordon

    /s/ Larry D. Striplin, Jr.      Director    November 19, 2001
 ---------------------------------
        Larry D. Striplin, Jr.